THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                Filed pursuant to Rule 424(b)(5)
                                                           File Nos. 333-108200,
                                                                   333-108200-01
                                                               and 333-108200-02

                 SUBJECT TO COMPLETION. DATED NOVEMBER 3, 2003.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 16, 2003)

                               10,500,000 Shares

                      (REINSURANCE GROUP OF AMERICA LOGO)

                                  Common Stock
                          ----------------------------
     We are offering 10,500,000 shares of our common stock. MetLife, Inc. was the beneficial owner of 58.6% of our outstanding common stock as of September 30, 2003. MetLife, Inc. has indicated that it and its affiliates, which we collectively refer to as "MetLife," are interested in purchasing in this offering common stock having a total purchase price of between $100 million and $150 million. At the last reported sale price on the New York Stock Exchange of $39.95 per share on October 31, 2003, that purchase would represent between approximately 2,500,000 and 3,750,000 shares of our common stock. The underwriters expect to sell to MetLife at least the minimum and up to the maximum amount of shares. If MetLife purchases the minimum amount of shares, it will beneficially own in the aggregate approximately 52.6% of our outstanding shares as of September 30, 2003, immediately after this offering, assuming the underwriters do not exercise their option to purchase additional shares. See "Prospectus Supplement Summary -- MetLife Ownership and Other Relationships" beginning on page S-6 of this prospectus supplement. We will receive all of the net proceeds from this offering.

     Our common stock is listed on the New York Stock Exchange under the symbol "RGA." On October 31, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $39.95 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES VARIOUS RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.
                          ----------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ----------------------------

                                                              Per Share        Total
                                                              ----------   -------------
Public offering price.......................................  $            $         (1)
Underwriting discount (2)...................................  $            $
Proceeds to us (before expenses)............................  $            $

(1) The total public offering price reflects the sale of      shares of common
    stock to MetLife at a purchase price of $     per share.

(2) The underwriters will receive no underwriting discount or commission on the sale of shares of common stock to MetLife.

     We have granted the underwriters a 30-day option to purchase up to 1,575,000 additional shares of our common stock on the same terms and conditions as set forth above.

     Goldman, Sachs & Co. and Lehman Brothers, on behalf of the underwriters,
expect to deliver the shares on or about November   , 2003.
                          ----------------------------

                          Joint Book-Running Managers

GOLDMAN, SACHS & CO.                                             LEHMAN BROTHERS
                            BEAR, STEARNS & CO. INC.
KEEFE, BRUYETTE & WOODS, INC.
               A.G. EDWARDS & SONS, INC.
                               BANC OF AMERICA SECURITIES LLC
                                           DEUTSCHE BANK SECURITIES
                                                     BNY CAPITAL MARKETS, INC.

Prospectus Supplement dated           , 2003.

                           SUMMARY TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
About this Prospectus Supplement............................    ii
Cautionary Statement Regarding Forward-Looking Statements...   S-1
Prospectus Supplement Summary...............................   S-4
Risk Factors................................................  S-12
Use of Proceeds.............................................  S-20
Capitalization..............................................  S-21
Price Range of Common Stock and Dividend Policy.............  S-23
Description of Common Stock.................................  S-24
Material United States Federal Tax Consequences to Non-U.S.
  Holders...................................................  S-26
Underwriting................................................  S-29
Legal Matters...............................................  S-32
                            PROSPECTUS
About this Prospectus.......................................     2
Where You Can Find More Information.........................     2
Incorporation of Certain Documents By Reference.............     3
Risk Factors................................................     5
Cautionary Statement Regarding Forward-Looking Statements...    11
Information About RGA.......................................    12
Information About the RGA Trusts............................    13
Use of Proceeds.............................................    14
Ratio of Earnings to Fixed Charges and Ratio of Combined
  Fixed Charges and Preference Dividends to Earnings........    15
Description of Debt Securities of RGA.......................    15
Description of Capital Stock of RGA.........................    29
Description of Depositary Shares of RGA.....................    36
Description of Warrants of RGA..............................    39
Description of Purchase Contracts of RGA....................    40
Description of Units........................................    41
Description of Preferred Securities of the RGA Trusts.......    41
Description of the Preferred Securities Guarantees of RGA...    44
Effect of Obligations Under the Junior Subordinated Debt
  Securities and the Preferred Securities Guarantees........    47
Plan of Distribution........................................    48
Legal Matters...............................................    50
Experts.....................................................    50

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the shares of common stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the attached prospectus, you should rely on the information in this prospectus supplement.

     When we use the terms "RGA," "we," "us" or "our" in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ATTACHED PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS MAY ONLY BE ACCURATE AS OF THEIR RESPECTIVE DATES AND THE INFORMATION IN THE INCORPORATED DOCUMENTS IS ONLY ACCURATE AS OF THEIR RESPECTIVE DATES.

     The distribution of this prospectus supplement and the attached prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the attached prospectus contain and incorporate by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

     - projections of our earnings, revenues, income or loss, or capital expenditures;

     - projections as to the performance of acquired businesses;

     - our ability to close the transaction with Allianz Life Insurance Company of North America, a subsidiary of Allianz Aktiengesellschaft, which subsidiary we refer to as "Allianz";

     - our plans for future operations, integration of acquired businesses and financing needs or plans; and

     - assumptions relating to the foregoing.

     The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions also are intended to identify forward-looking statements.

     These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

     - adverse changes in mortality, morbidity and claims experience;

     - risks related to our being controlled by MetLife;

     - the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

     - changes in the financial strength, claims payment ability and credit ratings of RGA and our subsidiaries or those of MetLife or its subsidiaries, and the effect of such changes on our future results of operations and financial condition;

     - market or economic conditions that adversely affect our ability to make timely sales of investment securities in response to policyholder withdrawals, recaptures of reinsurance treaties or other events;

     - regulatory action that may be taken by State Departments of Insurance with respect to us, MetLife or its or our subsidiaries;

     - risks inherent in our risk management and investment strategy, including changes in investment portfolio yields or values due to interest rate or credit quality changes;

     - the effect of changes in tax laws or a prolonged economic downturn in the demand for insurance products;

     - fluctuations in U.S. or foreign currency exchange rates, interest rates or securities and real estate markets;

     - competitive factors and competitors' responses to our initiatives;

     - our dependence on third parties, including insurance companies from which we assume business and reinsurers to which we cede some reinsurance, third-party investment managers and others;

     - inadequate risk analysis and underwriting;

     - the adequacy of resources relating to settlements, awards and discontinued lines of business;

     - general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets;

     - the stability of governments and economies in the markets in which we operate;

     - adverse litigation or arbitration results;

     - the success of our clients;

     - successful execution of our entry into new markets;

     - successful development and introduction of new product and distribution opportunities;

     - changes in laws, regulations and accounting standards applicable to us, our subsidiaries or our business;

     - our ability to successfully integrate and operate reinsurance business that we acquire, including, without limitation, the business that we have agreed to acquire from Allianz; and

     - other risks and uncertainties described under the "Risk Factors" captions in this prospectus supplement and in the attached prospectus and in our other filings with the Securities and Exchange Commission.

     If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     You should not place undue reliance on those statements, which speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements.
                            ------------------------

     Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri insurance subsidiaries, including RGA Reinsurance Company, unless such person has provided certain required information to the Missouri Department of Insurance and such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the Missouri Director of Insurance, after a public hearing. Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation is presumed to have acquired control of that corporation and its subsidiaries. The common stock offered hereby constitutes a "voting security" under Missouri insurance laws and regulations.

     Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire "control" of or a "significant interest" in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him and such acquisition is approved by the Canadian Minister of Finance. In addition, under Canadian federal insurance laws and regulations, "significant interest" means the direct or indirect beneficial ownership by a person (or any person associated with that person or two or more persons acting in concert) of shares representing 10% or more of a given class, while "control" of an insurance company exists when a person (or any person associated with that person or two or more persons acting in concert) beneficially owns or controls an entity that beneficially owns securities representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company. The common stock offered hereby constitutes securities entitled to vote for purposes of the foregoing provisions.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement, the attached prospectus and the documents incorporated by reference in the attached prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in them. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as "RGA Reinsurance," RGA Life Reinsurance Company of Canada, which we refer to as "RGA Canada," RGA Americas Reinsurance Company, Ltd., which we refer to as "RGA Americas," and RGA Reinsurance Company (Barbados) Ltd., which we refer to as "RGA Barbados."

                                      RGA

     We, through our operating subsidiaries, are one of the largest life reinsurers in North America. At September 30, 2003, we had assets of $10.5 billion, stockholders' equity of $1.4 billion and assumed reinsurance in force of $893 billion. The term "in force" refers to insurance policy face amounts or net amounts at risk. In 2003, we reclassified our reportable segments into three main operational segments segregated primarily by geographic region: United States, Canada and Other International. Other International primarily consists of reinsurance business from Asia Pacific (including Australia), Europe and South Africa. For financial reporting purposes we also include a fourth segment, Corporate and Other. Prior period segment information has been conformed to reflect the reclassification. Our core United States and Canadian life reinsurance business serves as the platform for our business strategy of further expansion into selected domestic and international markets.

     Reinsurance is an arrangement under which an insurance company, the "reinsurer," agrees to indemnify another insurance company, the "ceding company," for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

     - reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as to increase the maximum risk it can underwrite on a single life or risk;

     - stabilize operating results by leveling fluctuations in the ceding company's loss experience;

     - assist the ceding company to meet applicable regulatory requirements; and

     - enhance the ceding company's financial strength and surplus position.

     Reinsurance may be written on a facultative basis or on an automatic treaty basis. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established at the time the policy is underwritten based upon rates negotiated in advance. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified blocks of business where the underlying policies meet the ceding company's underwriting criteria. In contrast to facultative reinsurance, the reinsurer does not approve each individual risk. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties specify the ceding company's binding limit, which is the maximum amount of risk on a given life that can be ceded automatically and that the reinsurer must accept. The binding limit may be stated either as a multiple of the ceding company's retention, as a stated dollar amount or a pro rata percentage of the insured amount.

     Our approach to North America -- the United States and Canadian markets, which represented approximately 71% and 9% of net premiums in 2002, respectively, and approximately 66% and 9% for the first nine months of 2003, respectively -- has been to:

     - focus on large, high quality life insurers as clients;

     - provide quality facultative underwriting and automatic reinsurance capacity; and

     - deliver responsive and flexible service to our clients.

     We believe we are one of the leading facultative life reinsurers in North America. We conduct business with the majority of the largest U.S. and Canadian life insurance companies, with no single non-affiliated client representing more than 10% of 2002 consolidated gross premiums. We have also developed our capacity and expertise in the reinsurance of asset-intensive products and financial reinsurance. In 2002 and the first nine months of 2003, our North American reinsurance business earned $214.4 million and $187.3 million, respectively, of income from continuing operations before income taxes. Our asset-intensive business currently includes reinsurance of corporate-owned life insurance and annuities.

     We use our underwriting expertise and industry knowledge as we expand into selected international markets. Our operations outside North America currently include Asia Pacific, the United Kingdom, South Africa and other selected markets. In 2002, we opened representative offices in India and South Korea. Asia Pacific operations, which represented approximately 8% and 10% of net premiums in 2002 and for the first nine months of 2003, respectively, provide primarily traditional life reinsurance through RGA Reinsurance Company of Australia, Limited and RGA Reinsurance. During 2002, two clients, one in each of Australia and Hong Kong, generated approximately $52.9 million, or 30.2% of the total gross premiums for the Asia Pacific operations. Europe and South Africa operations, which represented approximately 11% and 15% of net premiums in 2002 and for the first nine months of 2003, respectively, primarily include traditional life and critical illness reinsurance business from clients throughout Europe and South Africa. During 2002, two clients in our U.K. operations generated approximately $156.4 million, or 57.5%, of the total gross premiums for the Europe and South Africa operations.

     For additional financial information about our operational segments, see
Note 17 to our financial statements for the year ended December 31, 2002 contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2003, and selected financial information regarding the nine months ended September 30, 2003 contained in our Current Report on Form 8-K filed on November 3, 2003, each of which is incorporated by reference in the attached prospectus. See "Where You Can Find More Information" in the attached prospectus.

     RGA was formed on December 31, 1992. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

                                INDUSTRY TRENDS

     We believe that the following trends in the insurance industry are increasing the demand for life reinsurance.

     Outsourcing of Mortality. Life reinsurance penetration of life insurance in force has been increasing over the last several years. We believe this trend reflects increased use by life insurance companies of reinsurance to manage capital and mortality risk and to develop competitive products.

     Increased Capital Sensitivity. Regulatory environment and competitive business pressures are causing life insurers to reinsure as a means to:

     - manage risk-based capital by shifting mortality and other risks to reinsurers;

     - release capital to pursue new businesses; and

     - unlock the capital supporting, and value embedded in, non-core product lines.

     Consolidation and Reorganization Within the Industry. The number of merger and acquisition transactions within the life insurance industry has increased in recent years. We believe that reorganizations and consolidations of life insurers will continue. As reinsurance products are increasingly used to facilitate these transactions and manage risk, we expect demand for our products to continue.

     Changing Demographics of Insured Populations. The aging of the population in North America is increasing demand for financial products among "baby boomers" who are concerned about protecting their peak income stream and are considering retirement and estate planning. We believe that this trend is likely to result in continuing demand for annuity products and life insurance policies, larger face amounts of life insurance policies and higher mortality risk taken by life insurers, all of which should cause insurers to seek reinsurance products.

                               BUSINESS STRATEGY

     We continue to follow a two-part business strategy to capitalize on industry trends.

     Continue Growth of Core North American Business. Our strategy includes continuing to grow each of the following components of our North American operations:

     - Facultative Reinsurance. We intend to maintain our status as a leader in facultative underwriting in North America by emphasizing our underwriting standards, prompt response on quotes, competitive pricing, capacity and flexibility in meeting customer needs.

     - Automatic Reinsurance. We intend to expand our presence in the North American automatic reinsurance market by using our mortality expertise and breadth of products and services to gain additional market share.

     - In Force Block Reinsurance. We anticipate opportunities to grow our business by reinsuring "in force block" insurance, as insurers seek to exit various non-core businesses and increase financial flexibility in order to, among other things, redeploy capital and pursue merger and acquisition activity.

     Continue Expansion Into Selected Markets. Our strategy includes building upon the expertise and relationships developed from our core North American business platform to continue our expansion into selected products and markets, including:

     - Asset-intensive and Financial Reinsurance. We intend to continue leveraging our existing client relationships and reinsurance expertise to create customized reinsurance products and solutions. Industry trends, particularly the increased pace of consolidation and reorganization among life insurance companies and changes in product distribution, are expected to create growth opportunities for asset-intensive and financial reinsurance.

     - Other International. Management believes that international markets offer opportunities for growth, and we intend to capitalize on this opportunity by establishing a presence in selected markets. We intend to use our reinsurance expertise, facultative underwriting abilities and market knowledge as we continue to enter mature and emerging insurance markets.

                   METLIFE OWNERSHIP AND OTHER RELATIONSHIPS

     On January 6, 2000, MetLife acquired 100% of GenAmerica Financial Corporation (our predecessor parent), including its beneficial ownership of RGA shares, which was approximately 48% at December 31, 1999. This acquisition, together with a direct investment in RGA, made MetLife our majority shareholder with beneficial ownership of approximately 58.6% of all outstanding shares as of September 30, 2003. Four of our nine directors are senior officers of MetLife.

     MetLife, Inc. has indicated that it and its affiliates are interested in purchasing in this offering common stock that has a total purchase price of between $100 million and $150 million. At the last reported sale price on the New York Stock Exchange of $39.95 per share on October 31, 2003, that purchase would represent between approximately 2,500,000 and 3,750,000 shares of our common stock. If MetLife purchases the minimum amount of shares, it will beneficially own in the aggregate approximately 52.6% of our outstanding shares as of September 30, 2003, immediately after this offering, assuming the underwriters do not exercise their option to purchase additional shares.

     We have reinsurance agreements with certain affiliates of MetLife, Inc. Under these agreements, we had net premiums of approximately $115.3 million for the first nine months of 2003 and approximately $172.1 million in 2002, $149.3 million in 2001, and $144.0 million in 2000. The net premiums reflect the net of business assumed from and ceded to such affiliates of MetLife, Inc. The pre-tax income on this business was approximately $23.9 million for the first nine months of 2003 and approximately $25.9 million in 2002, $26.1 million in 2001, and $17.8 million in 2000.

     MetLife, Inc., among others, has agreed that, whether or not it purchases any shares in this offering, it will not offer, sell or otherwise transfer, and will not permit any of its subsidiaries to offer, sell or otherwise transfer, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock for 90 days after the date of this prospectus supplement, subject to certain exceptions, without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers. See "Underwriting."

     We have entered into registration rights agreements with each of Metropolitan Life Insurance Company and General American Life Insurance Company which grant each of those companies, or their transferees, certain rights, among other things, to require us to register shares of our common stock held by them. MetLife has requested that we amend and restate its existing registration rights to provide for, among other things, demand and/or piggyback registration rights that would include shares of our common stock that it may hold or acquire, including those covered by registration rights that have expired. We are in the process of negotiating the terms of such rights.

     For more information about our corporate structure and relationship with MetLife, see "Business -- Overview" and "-- Corporate Structure" and "Certain Relationships and Related Transactions" in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in the attached prospectus.

                                  THE OFFERING

Shares of common stock
offered.......................   10,500,000(1)

Shares of common stock to be
outstanding after this
offering......................   60,412,135(2)

Approximate number of shares
of common stock expected to be
purchased by MetLife..........   2,500,000 to 3,750,000

Use of proceeds...............   We estimate that the net proceeds of this
                                 offering after expenses (assuming an offering price of $39.95 per share, the last reported sale price of our common stock on October 31,
                                 2003) will be, assuming MetLife purchases $100
                                 million of common stock, approximately $404.4 million, or $464.5 million, if the underwriters exercise their option to purchase additional shares in full.

                                 We expect to use the net proceeds from this offering for general corporate purposes, including funding our reinsurance operations.

Risk factors..................   You should carefully consider all of the
                                 information contained and incorporated by reference in this prospectus supplement and the attached prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" beginning on page S-12 of this prospectus supplement, before deciding to invest in shares of our common stock.

New York Stock Exchange
Symbol........................   RGA
---------------

(1) 12,075,000 shares if the underwriters exercise their option to purchase additional shares in full.

(2) 61,987,135 shares if the underwriters exercise their option to purchase additional shares in full.

    The number of shares of our common stock to be outstanding after the offering set forth above is based on 49,912,135 shares outstanding as of September 30, 2003. The number of outstanding shares excludes:

     - an aggregate of 4,975,455 shares of our common stock issuable under our equity incentive plans, of which 2,891,556 shares were subject to outstanding stock options as of September 30, 2003, at a weighted average exercise price of $27.68 per share; and

     - 5,628,600 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $39.98 per share, subject to certain antidilution adjustments, which expire on December 15, 2050.

                              RECENT DEVELOPMENTS

ALLIANZ TRANSACTION

     On September 22, 2003, RGA Reinsurance entered into a Master Agreement pursuant to which RGA Reinsurance agreed to purchase and assume through coinsurance the traditional life reinsurance business of Allianz for a total purchase price of $310 million. The transaction is subject to a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain regulatory approvals and is subject to customary closing conditions. The transaction is expected to close during the fourth quarter of 2003. We expect the transaction to add approximately $240 billion of life reinsurance in force, and to generate approximately $400 to $450 million in annual premiums, approximately $5.0 to $8.0 million, after tax, in earnings to the fourth quarter of 2003 and approximately $30 to $40 million, after tax, in earnings during 2004.

ELECTION OF TWO DIRECTORS

     On October 23, 2003, we announced the election of Lisa M. Weber and Leland
C. Launer Jr. as directors. Ms. Weber is the senior executive vice president and chief administrative officer of MetLife, Inc., and Mr. Launer is the executive vice president and chief investment officer of MetLife, Inc.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements for the year ended December 31, 2002, the related notes contained in our Current Report on Form 8-K which we filed with the Securities and Exchange Commission on August 25, 2003, and selected quarterly financial information contained in our Current Report on Form 8-K which we filed with the Securities and Exchange Commission on November 3, 2003, each of which are incorporated by reference in the attached prospectus. Except for the Other Unaudited Financial Data, the selected consolidated financial data for the fiscal years ended December 31, 1998 and 1999 have been derived from our financial statements which have been audited by KPMG Peat Marwick LLP, and the selected consolidated financial data for the fiscal years ended December 31, 2000, 2001 and 2002 have been derived from our financial statements which have been audited by Deloitte & Touche LLP. Except for the Other Unaudited Financial Data, the selected consolidated financial data for the nine months ended September 30, 2002 have been derived from our unaudited condensed consolidated financial statements, and the selected consolidated financial data for the nine months ended September 30, 2003 have been derived from our internal accounting records. In the opinion of management, the unaudited financial information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                                           NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                   ----------------------------------------------------   -------------------
                                     1998       1999       2000       2001       2002       2002       2003
                                   --------   --------   --------   --------   --------   --------   --------
                                                             (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Revenues:
  Net premiums...................  $1,016.4   $1,315.6   $1,404.1   $1,661.8   $1,980.7   $1,390.1   $1,700.7
  Investment income, net of
    related expenses.............     301.8      340.3      326.5      340.6      374.5      260.8      345.2
  Realized investment
    gains/(losses), net..........       3.1      (75.3)     (28.7)     (68.4)     (14.6)     (10.9)       0.8
  Other revenues.................      23.2       26.5       23.8       34.3       41.4       27.7       33.7
                                   --------   --------   --------   --------   --------   --------   --------
Total revenues...................   1,344.5    1,607.1    1,725.7    1,968.3    2,382.0    1,667.7    2,080.4
Benefits and expenses:
  Claims and other policy
    benefits.....................     797.9    1,067.1    1,103.6    1,376.8    1,539.5    1,096.8    1,334.1
  Interest credited..............     153.2      153.1      104.8      111.7      126.7       79.8      130.9
  Policy acquisition costs and
    other insurance expenses.....     188.5      218.3      243.5      304.2      391.5      252.6      330.9
  Other operating expenses.......      57.3       65.5       81.2       91.3       94.8       67.7       77.2
  Interest expense...............       8.8       11.0       17.6       18.1       35.5       26.5       27.4
                                   --------   --------   --------   --------   --------   --------   --------
Total benefits and expenses......   1,205.7    1,515.0    1,550.7    1,902.1    2,188.0    1,523.4    1,900.5
Income from continuing operations
  before income taxes............     138.8       92.1      175.0       66.2      194.0      144.3      179.9
  Provision for income taxes.....      49.1       39.1       69.2       26.3       65.5       51.6       60.9
                                   --------   --------   --------   --------   --------   --------   --------
Income from continuing
  operations.....................      89.7       53.0      105.8       39.9      128.5       92.7      119.0
Discontinued operations:
  Loss from discontinued accident
    and health operations, net of
    income taxes.................     (27.6)     (12.1)     (28.1)      (6.9)      (5.7)      (3.3)      (1.9)
                                   --------   --------   --------   --------   --------   --------   --------
Net income.......................  $   62.1   $   40.9   $   77.7   $   33.0   $  122.8   $   89.4   $  117.1
                                   ========   ========   ========   ========   ========   ========   ========

                                                                                           NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                   ----------------------------------------------------   -------------------
                                     1998       1999       2000       2001       2002       2002       2003
                                   --------   --------   --------   --------   --------   --------   --------
BASIC EARNINGS PER SHARE:
  Continuing operations..........  $   2.11   $   1.16   $   2.14   $   0.81   $   2.60   $   1.88   $   2.39
  Discontinued operations........     (0.61)     (0.27)     (0.57)     (0.14)     (0.11)     (0.07)     (0.03)
                                   --------   --------   --------   --------   --------   --------   --------
  Net income.....................  $   1.50   $   0.89   $   1.57   $   0.67   $   2.49   $   1.81   $   2.36
DILUTED EARNINGS PER SHARE:
  Continuing operations..........  $   2.08   $   1.15   $   2.12   $   0.80   $   2.59   $   1.87   $   2.38
  Discontinued operations........     (0.60)     (0.27)     (0.56)     (0.14)     (0.12)     (0.07)     (0.04)
                                   --------   --------   --------   --------   --------   --------   --------
  Net income.....................  $   1.48   $   0.88   $   1.56   $   0.66   $   2.47   $   1.80   $   2.34
Weighted average number of common
  and common equivalent shares
  outstanding (in thousands).....    42,559     46,246     49,920     49,905     49,648     49,683     49,943
Dividends per share on common
  stock..........................  $   0.17   $   0.22   $   0.24   $   0.24   $   0.24   $   0.18   $   0.18

                                                      DECEMBER 31,                          SEPTEMBER 30,
                                  ----------------------------------------------------   --------------------
                                    1998       1999       2000       2001       2002       2002       2003
                                  --------   --------   --------   --------   --------   --------   ---------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total investments...............  $5,129.6   $3,811.9   $4,560.2   $5,088.4   $6,650.2   $5,802.2   $ 7,791.7
Total assets....................   6,318.6    5,077.6    6,090.0    7,016.1    8,892.6    7,729.2    10,525.5
Policy liabilities..............   5,053.1    3,998.1    4,617.7    5,077.1    6,603.7    5,588.4     7,748.3
Total long-term debt............     108.0      184.0      272.3      323.4      327.8      325.4       394.2
Stockholders' equity............     748.5      732.9      862.9    1,005.6    1,222.5    1,180.5     1,443.7
Stockholders' equity per
  share.........................  $  16.52   $  14.68   $  17.51   $  20.30   $  24.72   $  23.91   $   28.92
OTHER UNAUDITED FINANCIAL DATA
  (IN BILLIONS):
Assumed ordinary life
  reinsurance business in
  force.........................  $  330.6   $  446.9   $  545.9   $  616.0   $  758.9   $  714.8   $   893.0
Assumed new business
  production....................     125.0      164.9      161.1      171.1      230.0      160.4       169.2

                                  RISK FACTORS

     You should carefully consider the following factors, the other information contained in this prospectus supplement and the attached prospectus and the information incorporated by reference in the attached prospectus before deciding to purchase shares of our common stock. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially affect the price of our common stock.

                         RISKS RELATED TO OUR BUSINESS

ADVERSE MORTALITY OR MORBIDITY EXPERIENCE MAY NEGATIVELY AFFECT OUR FINANCIAL PERFORMANCE.

     Our reinsurance contracts expose us to mortality risk, which is the risk that the level of death claims may differ from that which we assumed in pricing our life and annuity reinsurance contracts. Some of our reinsurance contracts expose us to morbidity risk, which is the risk that an insured person will become critically ill. We expect mortality and morbidity risk to fluctuate somewhat from period to period, but believe they should remain fairly constant over the long term. Mortality or morbidity experience that is less favorable than the mortality or morbidity rates that we used in pricing a reinsurance agreement will negatively affect our net income. Furthermore, even if the total benefits paid over the life of the contract do not exceed the expected amount, unexpected increases in the incidence of deaths or illness can cause us to pay more benefits in a given reporting period than expected, adversely affecting profitability in any particular quarter or year.

WE ARE CONTROLLED BY METLIFE, AND THE INTERESTS OF METLIFE MAY DIFFER FROM THE INTERESTS OF RGA AND ITS SECURITYHOLDERS.

     MetLife beneficially owned approximately 58.6% of our outstanding common stock as of September 30, 2003, and four of our nine directors are senior officers of MetLife. MetLife has the power, because of the voting power of the shares of common stock beneficially owned by it, to elect our board of directors and to substantially influence the outcome of business combination transactions. For financial reporting purposes, MetLife is required to consolidate our results of operations into MetLife's financial statements. As a result, our board of directors, including the members who are also employed by MetLife, may consider not only the short-term and long-term impact of operating decisions on us, but also the impact of such decisions on MetLife. In addition, sales by MetLife of large amounts of our common stock or the perception that such sales could occur could have an adverse effect on the prevailing market price of our common stock.

OUR ABILITY TO PAY PRINCIPAL, INTEREST AND/OR DIVIDENDS ON SECURITIES IS
LIMITED.

     We are a holding company, with our principal assets consisting of the stock of our insurance company subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends. Regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. We indirectly own our principal operating subsidiary, RGA Reinsurance, through Reinsurance Company of Missouri, Incorporated, which we refer to as "RCM." Both RCM and RGA Reinsurance are organized under Missouri insurance law, which permits the payment of dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of:

     - 10% of statutory capital and surplus as of the preceding December 31; or

     - statutory net gain from operations for the preceding calendar year.

     Any proposed dividend in excess of this amount is considered an "extraordinary dividend" and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Missouri Director of Insurance. RCM's allowable dividend without prior approval for 2003 is approximately $64.0 million pursuant to this calculation. RGA Reinsurance's allowable dividend without prior approval for 2003 is approximately $63.4 million pursuant to this calculation. Dividends may be paid only to the extent the insurer has unassigned surplus, as opposed to contributed surplus. As of December 31, 2002, which is the current determination date for regulatory purposes, RCM and RGA Reinsurance had unassigned surplus of approximately $28.9 million and $67.8 million, respectively. Because RCM is our direct subsidiary and RGA Reinsurance is a subsidiary of RCM, any dividends paid by RGA Reinsurance would be paid to RCM. Our ability to make payments on debt securities or to pay dividends on capital stock will depend on the ability of RCM to pay dividends to us. As a result, without prior approval of the Missouri Director of Insurance, we may only receive the allowable dividend for RCM, even if the allowable dividend which could be paid to RCM by RGA Reinsurance were a higher amount.

     In contrast to Missouri law, the Model Insurance Holding Company Act of the National Association of Insurance Commissioners, which we refer to as the "NAIC," defines an "extraordinary dividend" as a dividend or distribution which, together with dividends or distributions paid during the preceding twelve months, exceeds the lesser of the two amounts described above. We are unable to predict when or in what form Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our insurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities.

     RGA Canada, which is our second largest operating subsidiary, is limited in its ability to pay dividends by the Canadian Minimum Continuing Capital and Surplus Requirements. As of December 31, 2002, the maximum amount available for dividends from RGA Canada was $33.4 million. RGA Barbados and RGA Americas do not have material restrictions on their ability to pay dividends out of retained earnings.

     In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of common stock, could receive any payment from the assets of such subsidiaries.

A DOWNGRADE IN THE RATINGS OF OUR INSURANCE SUBSIDIARIES OR METLIFE OR ITS AFFILIATES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. These ratings are based on an insurance company's ability to pay its obligations and are not directed toward the protection of investors. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.

     RGA Reinsurance maintains financial strength ratings from A.M. Best Company, Inc., Moody's Investors Service, Inc. and Standard & Poor's Corporate Ratings Services, Inc. A.M. Best Company, Inc. has assigned RGA Reinsurance and RGA Canada financial strength ratings of "A+" (Superior). Moody's has assigned RGA Reinsurance a financial strength rating of "A1." Standard & Poor's has assigned RGA Reinsurance and RGA Canada financial strength ratings of "AA-." Any downgrade in the ratings of our insurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities.

     Securities ratings are subject to revision or withdrawal at any time by the assigning rating organization. A security rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. We believe that the rating agencies consider the ratings of a parent company when assigning a rating to a subsidiary of that company. The ability of our subsidiaries to write reinsurance partially depends on their financial condition and is influenced by their ratings. In addition, a downgrade in the rating or outlook of RGA, among other factors, could adversely affect our ability to contribute capital to our subsidiaries for the purpose of facilitating their operations. Accordingly, we believe a ratings downgrade of MetLife or RGA, or of its or our affiliates, could have a negative impact on our ability to conduct business.

WE COULD BE FORCED TO SELL INVESTMENTS AT A LOSS TO COVER POLICYHOLDER WITHDRAWALS, RECAPTURES OF REINSURANCE TREATIES OR OTHER EVENTS.

     Some of the products offered by our insurance company customers allow policyholders and contractholders to withdraw their funds under defined circumstances. Our insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our insurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our insurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for unrecoverable deferred acquisition costs. Under some circumstances, payments to our insurance company customers could require our insurance subsidiaries to dispose of assets on unfavorable terms.

OUR INSURANCE SUBSIDIARIES ARE HIGHLY REGULATED, AND CHANGES IN THESE REGULATIONS COULD NEGATIVELY AFFECT OUR BUSINESS.

     Our insurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our insurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.

     Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies. In light of recent legislative developments, the NAIC and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of nonstatutory guidelines, and the definition of extraordinary dividends. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

IF OUR RISK MANAGEMENT OR INVESTMENT STRATEGY IS NOT SUCCESSFUL, WE COULD SUFFER UNEXPECTED LOSSES.

     Risk management and the success of our investment strategy are crucial to the success of our business. In particular, to the extent believed necessary, we structure our investments to match our anticipated liabilities under reinsurance treaties. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

     Our investment guidelines also permit us to invest up to 5% of our investment portfolio in below-investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.

     The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.

TAX LAW CHANGES OR A PROLONGED ECONOMIC DOWNTURN COULD REDUCE THE DEMAND FOR SOME INSURANCE PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     Under the Internal Revenue Code of 1986, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, by the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations.

     Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted which could affect us.

     In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.

WE ARE EXPOSED TO FOREIGN CURRENCY RISK.

     We have foreign currency risk on business conducted and investments in foreign currencies to the extent that the exchange rates of the foreign currencies are subject to adverse change over time. Approximately 34% of our premiums, 34% of our income from continuing operations before income taxes, and 32% of our fixed maturity securities available for sale were denominated in currencies other than the U.S. dollar as of September 30, 2003. Fluctuations in exchange rates can negatively or positively impact premiums and earnings. We hold fixed-maturity investments denominated in foreign currencies as a natural hedge against liabilities based in those currencies. We generally do not hedge the foreign currency exposure associated with our net investments in foreign subsidiaries due to the long-term nature of these investments. We cannot predict whether exchange rate fluctuations will significantly harm our operations or financial results in the future.

INTEREST-RATE FLUCTUATIONS COULD NEGATIVELY AFFECT THE INCOME WE DERIVE FROM THE DIFFERENCE BETWEEN THE INTEREST RATES WE EARN ON OUR INVESTMENTS AND INTEREST WE PAY UNDER OUR REINSURANCE CONTRACTS.

     Significant changes in interest rates expose reinsurance companies to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts. Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because interest earnings on some of our fixed maturity securities will likely have declined in parallel with market interest rates. Additionally, new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our reinsurance contracts that have cash values. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. While we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

     Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, WHICH COULD LIMIT OUR ABILITY TO GAIN OR MAINTAIN OUR POSITION IN THE INDUSTRY.

     The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors are Employers Reinsurance Company, ING Re, Munich American Reinsurance Company, Swiss Re Life of America, and Transamerica Occidental Life Insurance Company, a subsidiary of Aegon, N.V. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and experience in the types of business that we underwrite. However, competition from other reinsurers could adversely affect our competitive position.

     Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients. We are currently transplanting our strategy in North America to other international locations and expect to support our North American clients as they expand internationally. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.

WE DEPEND ON THE PERFORMANCE OF OTHERS, AND THEIR FAILURE TO PERFORM IN A SATISFACTORY MANNER WOULD NEGATIVELY AFFECT US.

     In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or reinsurers. We cannot assure you that these insurance enterprises or reinsurers will be able to fulfill their obligations to us. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.

     We use the services of third-party investment managers to manage a majority of our investment portfolio. We rely on these investment managers to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could have an adverse effect on our financial performance.

     For some reinsurance agreements, the ceding company withholds and legally owns and manages assets equal to the net statutory reserves, and we reflect these assets as funds withheld at interest on our balance sheet. In the event that a ceding company were to become insolvent, we would need to assert a claim on the assets supporting our reserve liabilities. We attempt to mitigate our risk of loss by offsetting amounts for claims or allowances that we owe the ceding company with amounts that the ceding company owes to us. We are subject to the investment performance on the withheld assets, although we do not directly control them.

To mitigate some of this risk, we help to set, and monitor compliance with, the investment guidelines followed by these ceding companies. However, to the extent that such investment guidelines are not appropriate, or are not adhered to by the ceding companies, our risk of loss could increase, which could materially adversely affect our financial condition and results of operations.

     As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, could undermine consumer confidence and harm our reputation.

INADEQUATE RISK ANALYSIS AND UNDERWRITING MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

     We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our own underwriting and information provided to us from, and underwriting by, our insurance company customers, our analysis of mortality trends and the rate at which policies for which we are at risk lapse, and our understanding of medical impairments and their impact on mortality. To the extent these processes are inadequate or are based on inadequate information, the premiums we receive for the risks we assume may not be sufficient to cover our claims.

ACQUISITIONS, INCLUDING THE ALLIANZ ACQUISITION, INVOLVE VARYING DEGREES OF INHERENT RISK THAT COULD AFFECT OUR PROFITABILITY.

     We have made, and may in the future make, strategic acquisitions, either of selected blocks of business or other companies. For example, on September 22, 2003, we announced that we had entered into an agreement to purchase and assume through coinsurance the traditional life reinsurance business of Allianz. This and other acquisitions may expose us to operational challenges and risks, including:

     - the ability to integrate the acquired business operations and data with our systems;

     - the availability of funding sufficient to meet increased capital needs;

     - the ability to hire management personnel required for expanded operations;

     - the ability to fund cash flow shortages that may occur if anticipated revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and

     - the possibility that the value of investments acquired in the Allianz or other acquisitions may be lower than expected or may diminish due to credit defaults or changes in interest rates and that liabilities assumed may be greater than expected (due to, among other factors, less favorable than expected mortality or morbidity experience).

     A failure to successfully manage the operational challenges and risks associated with or resulting from acquisitions could adversely affect our financial condition or results of operations.

IF THE ALLIANZ ACQUISITION DOES NOT CLOSE, WE WOULD NOT ACHIEVE THE INTENDED BENEFITS OF INCREASED SIZE AND POTENTIAL PROFITABILITY THAT MAY RESULT FROM THE ACQUISITION

     The completion of the Allianz acquisition is subject to several conditions, including a filing and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and a required filing with the Wisconsin Commissioner of Insurance. These filings must be made and appropriate resolutions obtained before consummation of the acquisition. We cannot assure you that appropriate resolutions will occur or that a particular resolution will not contain certain conditions or restrictions that we find unacceptable. The acquisition also is subject to a number of other usual and customary closing conditions, each of which must be satisfied or waived before the transaction can be closed.

     If the acquisition does not take place, we would not achieve the intended benefits that we expect to result from our increased size and potential profitability. As a result, our stock price may decline upon any announcement of our failure to complete the Allianz acquisition.

THE THREAT OF TERRORIST ATTACKS AND RELATED EVENTS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

     The terrorist attacks on the United States and the threat of future attacks may have a continuing negative impact on our business. Political and economic instability in some regions of the world may also result and could negatively impact our business. We believe our reinsurance programs, including our catastrophe coverage, are sufficient to reasonably limit our net losses for individual life claims relating to potential future terrorist attacks. However, the consequences of further terrorist attacks and armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

OUR OBLIGATIONS TO PAY CLAIMS, INCLUDING SETTLEMENTS OR AWARDS, ON CLOSED OR DISCONTINUED LINES OF BUSINESS MAY EXCEED THE RESERVES WE HAVE ESTABLISHED TO COVER SUCH CLAIMS AND MAY REQUIRE US TO ESTABLISH ADDITIONAL RESERVES, WHICH WOULD REDUCE OUR NET INCOME.

     In 1994, we entered the reinsurance market for the privatized pension program in Argentina, which we refer to as the "AFJP business." Although we ceased renewal of AFJP business treaties and no longer write AFJP business, we must continue to pay claims that develop during the run-off of the remaining treaties. Benefits paid to claimants under the AFJP business are indexed to the returns of the underlying pension funds. Because of higher than expected claim levels, in the fourth quarter of 2001, we established $35 million in additional reserves for the AFJP business. If the amount of claims resulting from this closed line of business exceeds our current estimates, we may establish additional reserves.

     As of December 31, 1998, we formally reported our accident and health division as a discontinued operation. The accident and health operation was placed into run-off, and all treaties were terminated at the earliest possible date. The nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Accordingly, we expect to pay claims out of existing reserves over a number of years as the level of business diminishes. We are a party to a number of disputes relating to the accident and health operation, some of which are currently in arbitration or may be subject to arbitration in the future. We have established reserves for some of these treaties based upon our estimates of the expected claims, including settlement or arbitration outcomes. In a number of cases, however, we are unable to determine our potential liability, if any, because of insufficient claims information. If the amount of claims, including awards or settlements, resulting from this discontinued line of business exceeds our current reserves, we may establish additional reserves.

        RISKS RELATED TO THE OFFERING AND OWNERSHIP OF OUR COMMON STOCK

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

     The market price for our common stock has fluctuated, ranging between $24.75 and $42.55 per share over the past 52 weeks. The overall market and the price of our common stock may continue to be volatile. There may be a significant impact on the market price for our common stock due to, among other things:

     - the announcement of acquisitions by us or our competitors;

     - variations in our anticipated or actual operating results or the results of our competitors;

     - changes in investors' and analysts' perceptions of the risks and conditions of our business;

     - the size of the public float of our common stock;

     - fluctuations in foreign currency exchange rates;

     - regulatory developments;

     - market conditions; and

     - general economic conditions.

FUTURE SALES OF OUR COMMON STOCK OR OTHER SECURITIES MAY DILUTE THE VALUE OF THE COMMON STOCK.

     Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our common stock, including securities convertible into or exchangeable for our common stock and authorized but unissued shares under our stock option and other equity compensation plans. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at any time when we would otherwise be able to obtain additional equity capital on more favorable terms.

WE WILL HAVE BROAD DISCRETION IN APPLYING THE NET PROCEEDS OF THIS OFFERING AND MAY NOT USE THE PROCEEDS IN WAYS THAT WILL ENHANCE THE MARKET VALUE OF OUR COMMON STOCK.

     We have significant flexibility in applying the proceeds we receive in this offering. We are not required to allocate the proceeds we receive in this offering to any specific investment or transaction or other use. As part of your investment decision, you will not be able to assess or direct how we apply the net proceeds. The price of our common stock may decline if the market does not view our use of the proceeds from this offering favorably.

LIMITED TRADING VOLUME OF OUR COMMON STOCK MAY CONTRIBUTE TO ITS PRICE
VOLATILITY.

     Our common stock is traded on the New York Stock Exchange. During the twelve months ended October 31, 2003, the average daily trading volume for our common stock as reported by the NYSE was 142,889 shares. Even if we achieve a wider dissemination with respect to the shares offered in this offering, we are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the price of our common stock.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     Provisions in our articles of incorporation and bylaws and provisions of Missouri law could delay, defer or prevent an acquisition or change of control of our company or otherwise adversely affect the price of our common stock. For example, our articles of incorporation and bylaws permit us to stagger our board. As a result of the classification of our directors, along with the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our second restated articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit remaining directors to fill any vacancies on our board, it is more difficult for shareholders to change the composition of our board. Our bylaws limit the ability of shareholders to call a special meeting. Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us. Please see "Description of Capital Stock of RGA" beginning on page 29 of the attached prospectus for a more detailed discussion of these provisions. As described on page S-2, Missouri and Canadian federal insurance laws also require the furnishing of information and approval of regulators before any person can directly or indirectly acquire control of an insurance company in such jurisdiction.

                                USE OF PROCEEDS

     Based on an assumed public offering price of $39.95 per share, the last reported sale price of our common stock on October 31, 2003, and after deducting the underwriters' discount and estimated offering expenses, we estimate that the net proceeds of this offering will be approximately:

     - $404.4 million (if MetLife purchases $100 million of common stock) to $406.7 million (if MetLife purchases $150 million of common stock); or

     - $464.5 million to $466.8 million, respectively (if the underwriters exercise their option to purchase additional shares in full).

     We expect to use the net proceeds from this offering for general corporate purposes, including funding our reinsurance operations. Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, short-term investments or similar assets.

                                 CAPITALIZATION

     We present in the table below the capitalization of RGA and its subsidiaries:

     - on an actual consolidated basis as of September 30, 2003; and

     - as adjusted to give effect to this offering.

     The adjusted column gives effect to the application of the net proceeds from this offering as described under "Use of Proceeds" in this prospectus supplement assuming, for illustrative purposes only:

     - a public offering price of $39.95 per share, the last reported sale price of our common stock on October 31, 2003;

     - that MetLife purchases approximately 2,500,000 shares in this offering;
       and

     - that the underwriters do not exercise their option to purchase additional shares.

     You should read this table in conjunction with our consolidated financial statements, the notes relating to them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are contained in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003 and our Current Reports on Form 8-K filed August 25, 2003 and November 3, 2003, each of which is incorporated by reference in the attached prospectus.

                                                                   SEPTEMBER 30, 2003
                                                              ----------------------------
                                                                 ACTUAL            AS
                                                               (UNAUDITED)      ADJUSTED
                                                              -------------   ------------
                                                              ($ IN THOUSANDS, EXCEPT PER
                                                                      SHARE DATA)
LONG-TERM DEBT:
  Borrowings under $175 million credit agreement............    $   50,000     $   50,000
  Other net borrowings......................................        44,650         44,650
  7.25% senior notes due 2006...............................        99,641         99,641
  6.75% senior notes due 2011...............................       199,872        199,872
                                                                ----------     ----------
     Total long-term debt...................................       394,163        394,163
  5.75% Cumulative Trust Preferred Securities(1)............       158,262        158,262
STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.01 per share; 10,000,000
     shares authorized; no shares issued or outstanding.....            --             --
  Common stock, par value $.01 per share; 75,000,000 shares
     authorized, 51,053,273 shares issued; 61,553,273 shares
     issued as adjusted(1)..................................           511            616
  Warrants(2)...............................................        66,915         66,915
  Additional paid-in capital................................       613,916      1,018,255(3)
  Retained earnings.........................................       588,413        588,413
  Accumulated other comprehensive income....................       206,676        206,676
  Treasury stock (1,141,138 shares, at cost)................       (32,736)       (32,736)
                                                                ----------     ----------
     Total stockholders' equity.............................     1,443,695      1,848,139(3)
                                                                ----------     ----------
       Total capitalization.................................    $1,996,120     $2,400,564(3)
                                                                ==========     ==========

---------------

(1) The number of issued shares of our common stock as of September 30, 2003 excludes:

     - an aggregate of 4,975,455 shares of our common stock issuable under our equity incentive plans, of which 2,891,556 shares were subject to outstanding stock options as of September 30, 2003, at a weighted average exercise price of $27.68 per share; and

     - 5,628,600 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $39.98 per share, subject to certain antidilution adjustments, which expire on December 15, 2050.

(2) The 5.75% cumulative trust preferred securities, stated liquidation amount $50 per security, and warrants to purchase shares of our common stock at an exercise price of $50 per warrant at maturity, subject to adjustment, were issued as part of Trust Preferred Income Equity Redeemable Securities Units in December 2001.

(3) If MetLife were to purchase 3,750,000 shares in this offering, our as adjusted additional paid-in capital would increase to $1,020,505, our as adjusted total stockholders' equity would increase to $1,850,389 and our as adjusted total capitalization would increase to $2,402,814 (dollars in thousands).

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock is listed on the New York Stock Exchange under the symbol "RGA." The following table shows the intra-day high and low prices of the common stock from January 1, 2001 until October 31, 2003, and the cash distributions declared during that period per share.

                                                                PRICE RANGE     DIVIDENDS
                                                              ---------------   DECLARED
                                                               HIGH     LOW     PER SHARE
                                                              ------   ------   ---------
Year Ended December 31, 2003:
  First Quarter.............................................  $29.64   $24.75     $0.06
  Second Quarter............................................   33.00    25.52      0.06
  Third Quarter.............................................   42.00    31.65      0.06
  Fourth Quarter (through October 31, 2003).................   42.55    39.10        --

Year Ended December 31, 2002:
  First Quarter.............................................  $33.65   $24.60     $0.06
  Second Quarter............................................   33.25    29.71      0.06
  Third Quarter.............................................   31.90    24.70      0.06
  Fourth Quarter............................................   28.45    24.00      0.06

Year Ended December 31, 2001:
  First Quarter.............................................  $42.15   $29.44     $0.06
  Second Quarter............................................   39.74    32.50      0.06
  Third Quarter.............................................   39.50    28.00      0.06
  Fourth Quarter............................................   36.30    27.95      0.06

     On October 31, 2003, the last reported sales price of our common stock on the New York Stock Exchange was $39.95 per share. On October 31, 2003, there were approximately 91 record holders of our common stock, including shares held in "street" name by nominees who are record holders.

     Historically, we have paid quarterly dividends ranging from $0.027 per share in 1993 to $0.06 per share in 2003. All future payment of dividends are at the discretion of our Board of Directors and will depend on our earnings, capital requirements, insurance regulatory conditions, operating conditions and such other factors that the directors may deem relevant. In addition, we are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement. The amount of dividends that we pay will depend, in part, on the operations of our reinsurance subsidiaries.

     For more information about the restrictions on our ability to pay dividends, see "Business -- Restrictions on Dividends and Distributions" in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in the attached prospectus.

                          DESCRIPTION OF COMMON STOCK

     The following is a summary of the material terms of our common stock and the provisions of our second restated articles of incorporation and bylaws and supplements the summary of these and related matters contained under "Description of Capital Stock of RGA" in the attached prospectus. For more information regarding our capital stock and the provisions of the Missouri General and Business Corporation Law related thereto, see "Description of Capital Stock of RGA" beginning on page 29 of the attached prospectus.

GENERAL

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2003, we had 51,053,273 shares of common stock issued, 49,912,135 of which were outstanding, and 8,520,156 shares issuable upon exercise of outstanding options and warrants.

COMMON STOCK

     All of our outstanding shares of common stock are, and the additional shares of common stock offered hereby upon issuance will be, fully paid and nonassessable. Subject to the prior rights of the holders of any shares of preferred stock which may be issued and outstanding in the future, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions for the common stock.

     We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. At our annual meeting of shareholders on May 23, 2001, our shareholders, including MetLife, adopted a proposal authorizing our board of directors to approve, during the three years following the date of the shareholder meeting, any sales to MetLife or its affiliates of our equity securities, including our common stock or other securities convertible into or exercisable for our common stock, in which the number of shares will not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of our common stock. Any such sale would be on substantially the same terms as a sale to unaffiliated third parties. The shareholder approval was obtained to comply with applicable New York Stock Exchange rules regarding issuances of common equity to a substantial shareholder such as MetLife.

     Mellon Investor Services LLC, Ridgefield Park, New Jersey is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "RGA."

OPTIONS AND WARRANTS

     As of September 30, 2003, there were:

     - an aggregate of 4,975,455 shares of our common stock issuable under our equity incentive plans, of which 2,891,556 shares were subject to outstanding stock options as of September 30, 2003, at a weighted average exercise price of $27.68 per share; and

     - 5,628,600 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $39.98 per share, subject to certain antidilution adjustments, which expire on December 15, 2050.

     Under our Flexible Stock Plan, we may issue up to a maximum of 6,260,077 shares of our common stock in the form of stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards to our officers and key employees and those of our subsidiaries. As of September 30,

2003, options to purchase 2,804,708 shares of common stock had been granted and remain outstanding, 1,491,358 shares of common stock have been issued pursuant to or awarded under the plan and 1,964,011 shares of common stock are available for future grants. Under the terms of the plan, the number of authorized shares is increased each year by 5% of the number then allocated to the plan, effective each January 1.

     Under our Flexible Stock Plan for Directors, we may issue up to a maximum of 212,500 shares of our common stock in the form of stock options, restricted stock, performance units or other stock-based awards only to non-employee directors. As of September 30, 2003, options to purchase 86,848 shares of common stock have been granted and remain outstanding, 5,764 shares of common stock have been exercised by or awarded under the plan and 119,888 shares of common stock are available for future grants.

     Under our Management Incentive Plan, we may award eligible participants up to $2,500,000 upon the attainment of certain pre-established goals relating to our performance or that of our divisions, business units or employees. Awards under the Management Incentive Plan may be made in cash or, pursuant to the Executive Performance Share Plan or Flexible Stock Plan, performance shares, restricted stock or other stock-based awards.

     Under our Phantom Stock Plan for Directors, we may grant up to 100,000 performance units to non-employee directors in lieu of retainer and meeting fees. A performance unit is a hypothetical share of our common stock based upon the fair market value at the time of grant. We may, at our option, elect to issue cash or shares of our common stock in payment for the performance units granted under the plan. As of September 30, 2003, 24,195 performance units have been granted and remain outstanding and 47,025 performance units are available for future grants.

     Under our Executive Performance Share Plan, we may issue up to 500,000 performance shares to our employees and those of our subsidiaries. A performance share is a hypothetical share of our commons tock based upon the fair market value at the time of grant. We may, at our option, elect to issue cash or shares of our common stock in payment for the performance shares issued under the plan. As of September 30, 2003, 124,123 performance shares have been issued and remain outstanding and 289,720 performance shares are available for future issuance.

     In December 2001, RGA and RGA Capital Trust I, RGA's wholly owned trust, issued $225.0 million of Preferred Income Equity Redeemable Securities Units, each of which consists of a preferred security of RGA Capital Trust I with a face value of $50 and a stated maturity of March 18, 2051, and a warrant of RGA to purchase 1.2508 shares of our stock at an exercise price of $50 at any time prior to December 15, 2050, unless earlier redeemed at specified redemption prices, subject to antidilution adjustments. The holders of the units have the ability to exercise their warrant for shares of stock at any time and require us to redeem the preferred security. Because the exercise price of the warrant to be received from the holder is equal to the amount to be paid for the preferred security, there is no net cash required on our part. If on any date after December 18, 2004, the closing price of our common stock exceeds and has exceeded a price per share equal to $47.97 for at least 20 trading days within the immediately preceding 30 consecutive trading days and we have satisfied specified conditions, we may redeem the warrants in whole for cash, shares of our common stock, or a combination of cash and common stock at specified redemption amounts.

CHARTER, BYLAW AND MISSOURI STATUTORY PROVISIONS

     Our second restated articles of incorporation and bylaws and Missouri law contain certain provisions affecting the rights of holders of our common stock. For more information regarding these provisions, see "Description of Capital Stock of RGA" beginning on page 29 of the attached prospectus.

      MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following summary describes the material U.S. federal income tax and estate tax consequences relating to the purchase, ownership and disposition of our common stock applicable to non-U.S. holders, as defined below. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, changes to any of which subsequent to the date of the registration statement may affect the tax consequences described herein. We undertake no obligation to update this tax summary in the future. This summary applies only to non-U.S. holders that will hold the common stock as capital assets within the meaning of Section 1221 of the IRC. It does not purport to be a complete analysis of all the potential tax consequences that may be material to a non-U.S. holder based on his or her particular tax situation. This discussion does not address the tax treatment of partnerships or persons who hold their interests through a partnership or another pass-through entity. This discussion does not consider the effect of any applicable state, local or foreign tax laws.

     When we refer to a non-U.S. holder, we mean a beneficial owner of our common stock that for U.S. federal income tax purposes, is other than:

     - a citizen or resident of the U.S.;

     - a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust that is subject to the primary supervision of a U.S. court and to the control of one or more U.S. persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

TAXATION OF DIVIDENDS AND DISPOSITIONS

  DIVIDENDS ON COMMON STOCK

     In general, if distributions are made with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied in reduction of the non-U.S. holder's basis in the common stock, and to the extent such portion exceeds the non-U.S. holder's basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under "Dispositions of Common Stock."

     Generally, dividends paid to a non-U.S. holder will be subject to the U.S. withholding tax at a 30% rate, subject to the two following exceptions:

     - Dividends effectively connected with a trade or business of a non-U.S. holder within the United States generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements and generally will be subject to U.S. federal income tax on a net income basis. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

     - The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. A non-U.S. holder that is eligible for the benefits of the U.S.-Canada income tax treaty may be able to claim a reduced withholding rate of 15% with respect to dividend payments. Under Treasury regulations, to obtain a reduced rate of withholding under a tax treaty, a non-U.S. holder generally will be required to satisfy applicable certification and other requirements.

  DISPOSITIONS OF COMMON STOCK

     Generally, a non-U.S. holder will not be subject to U.S. federal income tax with respect to gain recognized upon the disposition of such holder's shares of common stock unless:

     - the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

     - such gain is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder;

     - the non-U.S. holder is subject to the Code provisions applicable to certain U.S. expatriates; or

     - we are or have been a "U.S. real property holding corporation" for federal income tax purposes and, assuming that our common stock is deemed to be "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of our common stock.

     We do not believe we have been or currently are, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

     Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid U.S. federal income tax. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

FEDERAL ESTATE TAX

     Common stock owned or treated as owned by an individual non-U.S. holder at the time of death generally will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  INFORMATION REPORTING

     The payment of a dividend to a non-U.S. holder is generally not subject to information reporting on IRS Form 1099 if applicable certification requirements are satisfied. The payment of proceeds from the sale of common stock by a broker to a non-U.S. holder is generally not subject to information reporting if:

     - the beneficial owner of the common stock certifies its non-U.S. status under penalties of perjury, or otherwise establishes an exemption; or

     - the sale of the common stock is effected outside the United States by a foreign office, unless the broker is:

      -- a U.S. person;

      -- a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States;

      -- a controlled foreign corporation for U.S. federal income tax purposes;
         or

      -- a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.

     In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of any distribution irrespective of any estimate of the portion of the distribution that represents a taxable dividend. This information may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

  BACKUP WITHHOLDING

     Backup withholding is required only on payments that are subject to the information reporting requirements, discussed above, and only if other requirements are satisfied. Even if the payment of proceeds from the sale of common stock is subject to the information reporting requirements, the payment of sale proceeds from a sale outside the United States will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. person. Backup withholding does not apply when any other provision of the Code requires withholding. For example, if dividends are subject to the withholding tax described above under "Dividends on Common Stock," backup withholding will not also be imposed. Thus, backup withholding may be required on payments subject to information reporting, and not otherwise subject to withholding.

     Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under these rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

     The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Potential investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the common stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                  UNDERWRITING

     Under the terms of an underwriting agreement, each of the underwriters named below has agreed severally, subject to the terms and conditions contained in the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters, the respective number of shares opposite their names below:

                                                              Number of
                        Underwriters                            Shares
                        ------------                          ----------
Goldman, Sachs & Co. .......................................
Lehman Brothers Inc. .......................................
Bear, Stearns & Co. Inc. ...................................
Keefe, Bruyette & Woods, Inc. ..............................
A.G. Edwards & Sons, Inc. ..................................
Banc of America Securities LLC..............................
Deutsche Bank Securities Inc. ..............................
BNY Capital Markets, Inc. ..................................
                                                              ----------
  Total.....................................................  10,500,000
                                                              ==========

     The underwriting agreement provides that the underwriters' obligations to purchase the shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

     - the underwriters must purchase all of the shares if they purchase any of them, other than those covered by the option to purchase additional shares described below;

     - the representations and warranties made by us to the underwriters are true;

     - there is no material change in the financial markets; and

     - we deliver customary closing documents to the underwriters.

     MetLife, Inc. has indicated that it and its affiliates are interested in purchasing in this offering common stock that has a total purchase price of between $100 million and $150 million. At the last reported sale price on the New York Stock Exchange of $39.95 per share on October 31, 2003, these amounts would represent between approximately 2,500,000 and 3,750,000 shares of our common stock. The underwriters expect to sell to MetLife at least the minimum and up to the maximum amount of shares. If MetLife purchases the minimum number of shares, it will beneficially own in the aggregate approximately 51.2% of our outstanding shares as of September 30, 2003, immediately after this offering, assuming the underwriters exercise their option to purchase additional shares. If MetLife purchases $150 million of common stock, it will beneficially own in the aggregate approximately 54.6% of our outstanding shares as of September 30, 2003, immediately after this offering, assuming the underwriters do not exercise their option to purchase additional shares. The underwriters will receive no underwriting discount or commission on the sale of shares of common stock to MetLife.

     The underwriters have advised us that they will offer the shares directly to the public initially at the offering price set forth on the cover of this prospectus supplement and to certain dealers at the offering price less a
selling concession not to exceed $     per share. The underwriters may allow,
and these dealers may reallow, a concession not to exceed $     per share to
other dealers. After the initial offering of the shares, the underwriters may change the public offering price, the concession to selected dealers and the reallowance to other dealers.

     The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to 1,575,000 additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay us for the shares.

                                                              No Exercise   Full Exercise
                                                              -----------   -------------
Per Share...................................................    $              $
Total.......................................................    $              $

     The expenses of this offering, excluding underwriting discounts and cash summarized in the table above, that are payable by us are estimated to be
approximately $     million.

     We have granted the underwriters a 30-day option after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,575,000 shares at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the preceding table.

     Our common stock is listed on the New York Stock Exchange under the symbol "RGA."

     We and MetLife, Inc. have agreed, subject to certain exceptions, not to offer, sell, or otherwise transfer, and, in the case of MetLife, Inc. not to permit any subsidiary to offer, sell or otherwise transfer, directly or indirectly, any shares of our common stock or any securities convertible or exchangeable into shares of our common stock for a period of 90 days from the date of this prospectus supplement without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers. All of our directors and those officers that have reporting responsibilities under Section 16 of the Securities Exchange Act of 1934 have agreed, pursuant to lock-up agreements, that, without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers, they will not, except in certain limited circumstances, directly or indirectly, offer, sell or otherwise transfer, directly or indirectly, any shares of our common stock or any securities convertible or exchangeable into shares of our common stock for a period of 90 days from the date of this prospectus supplement. The foregoing restrictions on sales do not apply to our ability to sell shares of common stock to the underwriters pursuant to the underwriting agreement, to the ability of certain subsidiaries of MetLife, Inc. to sell shares contained in fiduciary, customer or separate accounts, or to existing reservations, agreements and incentive stock plans and other exceptions specified in the underwriting agreement. The underwriters have also agreed to permit two of our executive officers to sell 74,525 shares of common stock upon exercise of certain employee stock options.

     The underwriters may engage in short sales, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of our common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

     - Short sales involve sales by the underwriters of shares of our common stock in excess of the number of the shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares sold by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares that they may purchase in such option. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares of our common stock in the open market.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve the purchase of shares of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by such option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

     - Penalty bids permit the underwriters to reclaim a selling concession from an underwriter when the shares originally sold by the underwriter is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise, and, if commenced, may be discontinued at any time.

     Neither we nor any of the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transaction described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

     Each of the underwriters has represented and agreed that:

     - other than in connection with the offering, it has not offered or sold and, during the period ending six months after the closing date, it will not offer or sell any shares of our common stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business, or otherwise, in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares of our common stock in circumstances in which section 21(1) of the FSMA does not apply to us; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

     The shares of our common stock may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

     No syndicate member has offered or sold, or will offer or sell, in Hong Kong, by means of any document, any shares of our common stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or under circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, nor has it issued or had in its possession for the purpose of issue, nor will it issue or have in its possession for the purpose of issue, any invitation or advertisement relating to the shares of our common stock in Hong Kong (except as permitted by the securities laws of Hong Kong) other than with respect to shares of our common stock which are intended to be disposed of to persons outside Hong Kong or to be disposed of only to persons whose business involves the acquisition, disposal, or holding of securities (whether as principal or as agent).

     Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the shares of our common stock to the public in Singapore.

     Each underwriter has acknowledged and agreed that the shares of our common stock have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except
(i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the underwriters may offer securities in Japan to a list of 49 offerees in accordance with the above provisions.

     We have agreed to indemnify the underwriters against liabilities relating the offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriter may be required to make for these liabilities.

     The underwriters and their affiliates have provided, from time to time, and may continue to provide, investment banking, financial and other services to us and our majority shareholder, MetLife, for which we have paid, and intend to pay, them customary fees.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by James E. Sherman, Esq., our General Counsel and Secretary. Bryan Cave LLP, St. Louis, Missouri, together with Mr. Sherman, has represented us in connection with the offering contemplated herein. Certain legal matters will be passed upon for the underwriters by King & Spalding LLP. Mr. Sherman is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally and owns and has options to purchase shares of our common stock. John C. Danforth, a partner of Bryan Cave LLP, is on the board of directors of MetLife, our majority shareholder.

PROSPECTUS

                                  $800,000,000

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

       Debt Securities, Preferred Stock, Depositary Shares, Common Stock,
                     Purchase Contracts, Warrants and Units

                             RGA CAPITAL TRUST III
                              RGA CAPITAL TRUST IV

     Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
            on a Subordinated Basis as described in this Document by
                   Reinsurance Group Of America, Incorporated
                             ---------------------

     Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer up to $800,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time.

     When RGA, RGA Capital Trust III or RGA Capital Trust IV decides to sell a particular series of securities, we will prepare a prospectus supplement describing those securities. You should read this prospectus and any prospectus supplement carefully before you invest.

     INVESTING IN THESE SECURITIES INVOLVES RISKS.   CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     RGA, RGA Capital Trust III or RGA Capital Trust IV may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, please see "Plan of Distribution" in this prospectus.

     RGA's common stock is listed on the New York Stock Exchange under the symbol "RGA." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is October 16, 2003

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the "RGA trusts," filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $800,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Incorporation of Certain Documents by Reference.............    3
Risk Factors................................................    5
Cautionary Statement Regarding Forward-Looking Statements...   11
Information About RGA.......................................   12
Information about the RGA Trusts............................   13
Use of Proceeds.............................................   14
Ratio of Earnings to Fixed Charges and Ratio of Combined
  Fixed Charges and Preference Dividends to Earnings........   15
Description of Debt Securities of RGA.......................   15
Description of Capital Stock of RGA.........................   29
Description of Depositary Shares of RGA.....................   36
Description of Warrants of RGA..............................   39
Description of Purchase Contracts of RGA....................   40
Description of Units of RGA.................................   41
Description of Preferred Securities of the RGA Trusts.......   41
Description of the Preferred Securities Guarantees of RGA...   44
Effect of Obligations Under the Junior Subordinated Debt
  Securities and the Preferred Securities Guarantees........   47
Plan of Distribution........................................   48
Legal Matters...............................................   50
Experts.....................................................   50

                      WHERE YOU CAN FIND MORE INFORMATION

     RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol "RGA," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

            WHAT IS AVAILABLE                           WHERE TO GET IT
-----------------------------------------  -----------------------------------------
Paper copies of information..............  SEC's Public Reference Room
                                           Judiciary Plaza Building
                                           450 Fifth Street, N.W., Room 1024
                                           Washington, D.C. 20549
                                           The New York Stock Exchange
                                           20 Broad Street
                                           New York, New York 10005

On-line information, free of charge......  SEC's Internet website at
                                           http://www.sec.gov

Information about the SEC's Public
  Reference Rooms........................  Call the SEC at 1-800-SEC-0330

     We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, http://www.rgare.com, under "Investor Relations -- SEC filings". Information contained in our Internet website does not constitute a part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

     - Our Annual Report on Form 10-K for the year ended December 31, 2002.

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     - Our Current Reports on Form 8-K, filed June 2, 2003, August 25, 2003 and October 9, 2003.

     - The description of our common stock contained in our Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1 on Form 8-A/A dated April 27, 1993, including any amendments or reports filed for the purpose of updating such description.

     We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 9 or Item 12 of Form 8-K or other information "furnished" to the SEC) between August 25, 2003, the date we first filed the registration statement to which this prospectus relates, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

     You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

                   Reinsurance Group of America, Incorporated
                         1370 Timberlake Manor Parkway
                       Chesterfield, Missouri 63017-6039
                             Attention: Jack B. Lay
              Executive Vice President and Chief Financial Officer
                                 (636) 736-7000

                                  RISK FACTORS

     Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business, results of operations, or financial condition and could result in a loss of your investment.

ADVERSE MORTALITY OR MORBIDITY EXPERIENCE MAY NEGATIVELY AFFECT OUR FINANCIAL PERFORMANCE.

     Our reinsurance contracts expose us to mortality risk, which is the risk that the level of death claims may differ from that which we assumed in pricing our life and annuity reinsurance contracts. Some of our reinsurance contracts expose us to morbidity risk, which is the risk that an insured person will become critically ill. We expect mortality and morbidity risk to fluctuate somewhat from period to period, but believe they should remain fairly constant over the long term. Mortality or morbidity experience that is less favorable than the mortality or morbidity rates that we used in pricing a reinsurance agreement will negatively affect our net income. Furthermore, even if the total benefits paid over the life of the contract do not exceed the expected amount, unexpected increases in the incidence of deaths or illness can cause us to pay more benefits in a given reporting period than expected, adversely affecting profitability in any particular quarter or year.

WE ARE CONTROLLED BY METLIFE, INC., AND THE INTERESTS OF METLIFE, INC. MAY DIFFER FROM THE INTERESTS OF RGA AND ITS SECURITYHOLDERS.

     MetLife, Inc., which we refer to as "MetLife," beneficially owned approximately 58.7% of our outstanding common stock, as of June 30, 2003, and several individuals employed by MetLife hold seats on our board of directors. MetLife has the power, because of the voting power of the shares of common stock beneficially held by it, to elect our board of directors, and to substantially influence business combination transactions. For financial reporting purposes, MetLife will include its share of our net income or loss in its consolidated financial statements. Our board of directors, including members who are also employed by or affiliated with MetLife, may consider not only the short-term and long-term impact of operating decisions on us, but also the impact of such decisions on MetLife and its affiliates.

OUR ABILITY TO PAY PRINCIPAL, INTEREST AND/OR DIVIDENDS ON SECURITIES IS
LIMITED.

     We are a holding company, with our principal assets consisting of the stock of our insurance company subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends. Regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. We indirectly own our principal operating subsidiary, RGA Reinsurance Company, which we refer to as "RGA Reinsurance," through Reinsurance Company of Missouri, Incorporated, which we refer to as "RCM." Both RCM and RGA Reinsurance are organized under Missouri insurance law, which permits the payment of dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of:

     - 10% of statutory capital and surplus as of the preceding December 31; or

     - statutory net gain from operations for the preceding calendar year.

     Any proposed dividend in excess of this amount is considered an "extraordinary dividend" and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Missouri Director of Insurance. RCM's allowable dividend without prior approval for 2003 is approximately $64.0 million pursuant to this calculation. RGA Reinsurance's allowable dividend without prior approval for 2003 is approximately $63.4 million pursuant to this calculation. Dividends may be paid only to the extent the insurer has unassigned surplus, as opposed to contributed surplus. As of December 31, 2002, which is the current determination date for regulatory purposes, RCM and RGA Reinsurance had unassigned surplus of approximately $28.9 million and $67.8 million, respectively. Because RCM is our direct subsidiary and RGA Reinsurance is a subsidiary of RCM, any dividends paid by RGA Reinsurance would be paid to RCM. Our ability to make payments on debt securities or to pay dividends on capital stock will depend on the ability of RCM to pay dividends to us. As a result, without prior approval of the Missouri Director of Insurance, we may only receive the allowable dividend for RCM, even if the allowable dividend which could be paid to RCM by RGA Reinsurance were a higher amount.

     In contrast to Missouri law, the Model Insurance Holding Company Act of the National Association of Insurance Commissioners, which we refer to as the "NAIC," defines an "extraordinary dividend" as a dividend or distribution which, together with dividends or distributions paid during the preceding twelve months, exceeds the lesser of the two amounts described above. We are unable to predict when or in what form Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our insurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities.

     RGA Life Reinsurance Company of Canada, which we refer to as "RGA Canada," and which is our second largest operating subsidiary, is limited in its ability to pay dividends by the Canadian Minimum Continuing Capital and Surplus Requirements. As of December 31, 2002, the maximum amount available for dividends from RGA Canada was $33.4 million. RGA Reinsurance Company (Barbados) Ltd., which we refer to as "RGA Barbados," and RGA Americas Reinsurance Company, Ltd., which we refer to as "RGA Americas," do not have material restrictions on their ability to pay dividends out of retained earnings.

     In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any offered securities, could receive any payment from the assets of such subsidiaries.

A DOWNGRADE IN THE RATINGS OF OUR INSURANCE SUBSIDIARIES OR METLIFE OR ITS AFFILIATES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. These ratings are based on an insurance company's ability to pay its obligations and are not directed toward the protection of investors. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.

     RGA Reinsurance maintains financial strength ratings from A.M. Best Company, Inc., Moody's Investors Service, Inc. and Standard & Poor's Corporate Ratings Services, Inc. A.M. Best Company, Inc. has assigned RGA Reinsurance and RGA Canada financial strength ratings of "A+" (Superior). Moody's has assigned RGA Reinsurance a financial strength rating of "A1." Standard & Poor's has assigned RGA Reinsurance and RGA Canada financial strength ratings of "AA-". Any downgrade in the ratings of our insurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities.

     Securities ratings are subject to revision or withdrawal at any time by the assigning rating organization. A security rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. We believe that the rating agencies consider the ratings of a parent company when assigning a rating to a subsidiary of that company. The ability of our subsidiaries to write reinsurance partially depends on their financial condition and is influenced by their ratings. In addition, a downgrade in the rating or outlook of RGA, among other factors, could adversely affect our ability to contribute capital to our subsidiaries for the purpose of facilitating their operations. Accordingly, we believe a ratings downgrade of MetLife or RGA, or of its or our affiliates, could have a negative impact on our ability to conduct business.

WE COULD BE FORCED TO SELL INVESTMENTS AT A LOSS TO COVER POLICYHOLDER WITHDRAWALS, RECAPTURES OF REINSURANCE TREATIES OR OTHER EVENTS.

     Some of the products offered by our insurance company customers allow policyholders and contractholders to withdraw their funds under defined circumstances. Our insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our insurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our insurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for unrecoverable deferred acquisition costs. Under some circumstances, payments to our insurance company customers could require our insurance subsidiaries to dispose of assets on unfavorable terms.

OUR INSURANCE SUBSIDIARIES ARE HIGHLY REGULATED, AND CHANGES IN THESE REGULATIONS COULD NEGATIVELY AFFECT OUR BUSINESS.

     Our insurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our insurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.

     Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies. In light of recent legislative developments, the NAIC and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of nonstatutory guidelines, and the definition of extraordinary dividends. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

IF OUR RISK MANAGEMENT OR INVESTMENT STRATEGY IS NOT SUCCESSFUL, WE COULD SUFFER UNEXPECTED LOSSES.

     Risk management and the success of our investment strategy are crucial to the success of our business. In particular, to the extent believed necessary, we structure our investments to match our anticipated liabilities under reinsurance treaties. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

     Our investment guidelines also permit us to invest up to 5% of our investment portfolio in below-investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate develop-ments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.

     The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.

TAX LAW CHANGES OR A PROLONGED ECONOMIC DOWNTURN COULD REDUCE THE DEMAND FOR SOME INSURANCE PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     Under the Internal Revenue Code of 1986, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, by the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted which could affect us.

     In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.

WE ARE EXPOSED TO FOREIGN CURRENCY RISK.

     We have foreign currency risk on business conducted and investments in foreign currencies to the extent that the exchange rates of the foreign currencies are subject to adverse change over time. Approximately 33% of our premiums, 28% of our income from continuing operations before income taxes, and 31% of our fixed maturity securities available for sale were denominated in currencies other than the U.S. dollar as of June 30, 2003. Fluctuations in exchange rates can negatively or positively impact premiums and earnings. We hold fixed-maturity investments denominated in foreign currencies as a natural hedge against liabilities based in those currencies. We generally do not hedge the foreign currency exposure associated with our net investments in foreign subsidiaries due to the long-term nature of these investments. We cannot predict whether exchange rate fluctuations will significantly harm our operations or financial results in the future.

INTEREST-RATE FLUCTUATIONS COULD NEGATIVELY AFFECT THE INCOME WE DERIVE FROM THE DIFFERENCE BETWEEN THE INTEREST RATES WE EARN ON OUR INVESTMENTS AND INTEREST WE PAY UNDER OUR REINSURANCE CONTRACTS.

     Significant changes in interest rates expose reinsurance companies to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts.

     Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because interest earnings on some of our fixed maturity securities will likely have declined in parallel with market interest rates. Additionally, new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our reinsurance contracts that have cash values. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. While we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

     Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, WHICH COULD LIMIT OUR ABILITY TO GAIN OR MAINTAIN OUR POSITION IN THE INDUSTRY.

     The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors are Employers Reinsurance Company, ING Re, Munich American Reinsurance Company, Swiss Re Life of America, and Transamerica Occidental Life Insurance Company, a subsidiary of Aegon, N.V. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and experience in the types of business that we underwrite. However, competition from other reinsurers could adversely affect our competitive position.

     Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients. We are currently transplanting our strategy in North America to other international locations and expect to support our North American clients as they expand internationally. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.

WE DEPEND ON THE PERFORMANCE OF OTHERS, AND THEIR FAILURE TO PERFORM IN A SATISFACTORY MANNER WOULD NEGATIVELY AFFECT US.

     In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or reinsurers. We cannot assure you that these insurance enterprises or reinsurers will be able to fulfill their obligations to us. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.

     We use the services of third-party investment managers to manage a majority of our investment portfolio. We rely on these investment managers to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could have an adverse effect on our financial performance.

     For some reinsurance agreements, the ceding company withholds and legally owns and manages assets equal to the net statutory reserves, and we reflect these assets as funds withheld at interest on our balance sheet. In the event that a ceding company were to become insolvent, we would need to assert a claim on the assets supporting our reserve liabilities. We attempt to mitigate our risk of loss by offsetting amounts for claims or allowances that we owe the ceding company with amounts that the ceding company owes to us. We are subject to the investment performance on the withheld assets, although we do not directly control them. To mitigate some of this risk, we help to set, and monitor compliance with, the investment guidelines followed by these ceding companies. However, to the extent that such investment guidelines are not appropriate, or are not adhered to by the ceding companies, our risk of loss could increase, which could materially adversely affect our financial condition and results of operations.

     As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, could undermine consumer confidence and harm our reputation.

INADEQUATE RISK ANALYSIS AND UNDERWRITING MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

     We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our own underwriting and information provided to us from, and underwriting by, our insurance company customers, our analysis of mortality trends and the rate at which policies for which we are at risk lapse, and our understanding of medical impairments and their impact on mortality. To the extent these processes are inadequate or are based on inadequate information, the premiums we receive for the risks we assume may not be sufficient to cover our claims.

ACQUISITIONS, INCLUDING THE ALLIANZ LIFE ACQUISITION, INVOLVE VARYING DEGREES OF INHERENT RISK THAT COULD AFFECT OUR PROFITABILITY.

     We have made, and may in the future make, strategic acquisitions, either of selected blocks of business or other companies. For example, on September 22, 2003, we announced that we had entered into an agreement to purchase and assume through coinsurance the traditional life reinsurance business of Allianz Life Insurance Company of North America, a subsidiary of Allianz Aktiengesellschaft. This and other acquisitions may expose us to operational challenges and risks, including:

     - the ability to integrate the acquired business operations and data with our systems;

     - the availability of funding sufficient to meet increased capital needs;

     - the ability to hire management personnel required for expanded operations;

     - the ability to fund cash flow shortages that may occur if anticipated revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and

     - the possibility that the value of investments acquired in the Allianz Life or other acquisitions may be lower than expected or may diminish due to credit defaults or changes in interest rates and that liabilities assumed may be greater than expected (due to, among other factors, less favorable than expected mortality or morbidity experience).

     A failure to successfully manage the operational challenges and risks associated with or resulting from acquisitions could adversely affect our financial condition or results of operations.

THE THREAT OF TERRORIST ATTACKS AND RELATED EVENTS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

     The terrorist attacks on the United States and the threat of future attacks may have a continuing negative impact on our business. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Political and economic instability in some regions of the world may also result and could negatively impact our business. RGA believes its reinsurance programs, including its catastrophe coverage, are sufficient to reasonably limit its net losses for individual life claims relating to potential future terrorist attacks. However, the consequences of further terrorist attacks and armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

OUR OBLIGATIONS TO PAY CLAIMS, INCLUDING SETTLEMENTS OR AWARDS, ON CLOSED OR DISCONTINUED LINES OF BUSINESS MAY EXCEED THE RESERVES WE HAVE ESTABLISHED TO COVER SUCH CLAIMS AND MAY REQUIRE US TO ESTABLISH ADDITIONAL RESERVES, WHICH WOULD REDUCE OUR NET INCOME.

     In 1994, we entered the reinsurance market for the privatized pension program in Argentina, which we refer to as the "AFJP business." Although we ceased renewal of AFJP business treaties and no longer write AFJP business, we must continue to pay claims that develop during the run-off of the remaining treaties.

Benefits paid to claimants under the AFJP business are indexed to the returns of the underlying pension funds. Because of higher than expected claim levels, in the fourth quarter of 2001, we established $35 million in additional reserves for the AFJP business. If the amount of claims resulting from this closed line of business exceeds our current estimates, we may establish additional reserves.

     As of December 31, 1998, we formally reported our accident and health division as a discontinued operation. The accident and health operation was placed into run-off, and all treaties were terminated at the earliest possible date. The nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Accordingly, we expect to pay claims out of existing reserves over a number of years as the level of business diminishes. We are a party to a number of disputes relating to the accident and health operation, some of which are currently in arbitration or may be subject to arbitration in the future. We have established reserves for some of these treaties based upon our estimates of the expected claims, including settlement or arbitration outcomes. In a number of cases, however, we are unable to determine our potential liability, if any, because of insufficient claims information. If the amount of claims, including awards or settlements, resulting from this discontinued line of business exceeds our current reserves, we may establish additional reserves.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains or incorporates by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

     - projections of our earnings, revenues, income or loss, or capital expenditures;

     - our plans for future operations and financing needs or plans; and

     - assumptions relating to the foregoing.

     The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions also are intended to identify forward-looking statements.

     These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

     - adverse changes in mortality, morbidity and claims experience;

     - risks related to our being controlled by MetLife;

     - the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

     - changes in the financial strength and credit ratings of RGA and our subsidiaries or those of MetLife or its subsidiaries, and the effect of such changes on our future results of operations and financial condition;

     - market or economic conditions that adversely affect our ability to make timely sales of investment securities in response to policyholder withdrawals, recaptures of reinsurance treaties or other events;

     - regulatory action that may be taken by State Departments of Insurance with respect to MetLife or us or its or our subsidiaries;

     - risks inherent in our risk management and investment strategy, including changes in investment portfolio yields or values due to interest rate or credit quality changes;

     - the effect of changes in tax laws or a prolonged economic downturn in the demand for our insurance products;

     - fluctuations in U.S. or foreign currency exchange rates, interest rates or securities and real estate markets;

     - competitive factors and competitors' responses to our initiatives;

     - our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

     - inadequate risk analysis and underwriting;

     - the adequacy of resources relating to settlements, awards and discontinued lines of business;

     - general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets;

     - the stability of governments and economies in the markets in which we operate;

     - adverse litigation or arbitration results;

     - the success of our clients;

     - successful execution of our entry into new markets;

     - successful development and introduction of new product and distribution opportunities;

     - changes in laws, regulations and accounting standards applicable to us, our subsidiaries or our business; and

     - other risks and uncertainties described under the caption "Risk Factors" in this prospectus and in our other filings with the Securities and Exchange Commission.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     You should not place undue reliance on those statements, which speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements.

                             INFORMATION ABOUT RGA

     We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of June 30, 2003, we had approximately $10.3 billion in consolidated assets.

     Reinsurance is an arrangement under which an insurance company, the "reinsurer," agrees to indemnify another insurance company, the "ceding company," for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

     - reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

     - stabilize operating result by leveling fluctuations in the ceding company's loss experience;

     - assist the ceding company to meet applicable regulatory requirements; and

     - enhance the ceding company's financial strength and surplus position.

     We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other subsidiaries.

     We have four main operational segments segregated primarily by geographic region: United States, Canada, Other International, and Corporate and Other. Our United States operations provide traditional life reinsurance and asset-intensive and financial reinsurance to domestic clients. Asset-intensive products include reinsurance of corporate-owned life insurance and reinsurance of annuities. Our Canada operations provide insurers with traditional reinsurance as well as assistance with capital management activity. Other International primarily consists of reinsurance business from Asia Pacific (including Australia), Europe and South Africa.

     On January 6, 2000, Metropolitan Life Insurance Company acquired 100% of GenAmerica Financial Corporation (our predecessor parent), including its beneficial ownership of RGA shares (which was approximately 48% at December 31, 1999). This acquisition, together with a direct investment in RGA, made MetLife our majority shareholder, with beneficial ownership of approximately 58.7% of all outstanding shares as of June 30, 2003.

     Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and its telephone number is (636) 736-7000.

     In this prospectus, "we," "us," "our," the "Company" and "RGA" refer to Reinsurance Group of America, Incorporated.

     This prospectus provides you with a general description of the securities we and the RGA trusts may offer. Each time we or either of the RGA trusts sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or supplement information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 2.

                        INFORMATION ABOUT THE RGA TRUSTS

     Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

     - issuing and selling its preferred securities and common securities;

     - using the proceeds from the sale of its preferred securities and common securities to acquire RGA's junior subordinated debt securities; and

     - engaging in only those other activities that are related to those purposes.

     All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts' capital.

     RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

     Unless otherwise specified in the applicable prospectus supplement, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust's business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939. The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as "administrative trustees."

     One trustee of each RGA trust will be an institution, which we refer to as the "property trustee," that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing "payment account" established with The Bank of New York to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the "Delaware trustee." As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

     Unless otherwise specified in the applicable prospectus supplement, the property trustee for each RGA trust will be The Bank of New York. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be The Bank of New York (Delaware), an affiliate of The Bank of New York, and its address in the state of Delaware is White Clay Center, Route 273, Newark, Delaware 19771. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

     The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

                                USE OF PROCEEDS

     Except as otherwise described in a prospectus supplement, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA's junior subordinated debt securities. Unless otherwise stated in the prospectus supplement, we will use borrowings from the RGA trusts, and the net proceeds from the sale of any other securities offered by RGA, for general corporate purposes. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

     The following table sets forth RGA's ratios of earnings to fixed charges and earnings to fixed charges, including interest credited under reinsurance contracts, for the periods indicated. For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

                                                                                       SIX MONTHS
                                                      YEAR ENDED DECEMBER 31,            ENDED
                                                ------------------------------------    JUNE 30,
                                                1998    1999    2000    2001    2002      2003
                                                ----    ----    ----    ----    ----   ----------
Ratio of earnings to fixed charges............  15.2    8.5     9.9     4.3     6.1       7.1
Ratio of earnings to fixed charges including
  interest credited under reinsurance
  contracts...................................   1.8    1.6     2.4     1.5     2.2       2.1

                     DESCRIPTION OF DEBT SECURITIES OF RGA

     The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities issued in connection with the issuance by an RGA trust of its trust preferred securities.

THE INDENTURES

     The senior debt securities will be issued in one or more series under a Senior Indenture, dated as of December 19, 2001, between us and The Bank of New York, as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us with a financial institution as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 2001, between us and The Bank of New York, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the senior indenture or the subordinated indenture, as applicable, when and if we issue senior or subordinated debt securities. We will execute the junior subordinated indenture when and if we issue junior subordinated debt securities in connection with the issuance by an RGA trust of its preferred securities. See "Description of Preferred Securities of the RGA Trusts" below. The descriptions below do not restate the indentures and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summaries, define your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under "Where You Can Find More Information" beginning on page 2. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

GENERAL

     The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

     The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all our present and future senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our present and future indebtedness, including any senior and subordinated debt securities issued under the senior or subordinated indenture. See "-- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture." The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

     We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

     Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of June 30, 2003, we had a carrying value of approximately $339.4 million of senior unsecured indebtedness that would rank equally with any senior debt securities, and our subsidiaries had approximately $8.5 billion of outstanding liabilities, including $37.6 million of outstanding indebtedness, that effectively would be senior to our senior debt securities. At this time, we also had a carrying value of approximately $158.2 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS(R) units in December 2001, which would rank equally with any other junior subordinated debt that we might issue, but which is subordinated and junior in right of payment to our senior and subordinated debt securities. We will disclose material changes to these amounts in any prospectus supplement relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary's creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

     The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

          (1) the specific designation of such debt securities;

          (2) any limit upon the aggregate principal amount of such debt securities;

          (3) the date or dates on which the principal of and premium, if any, on such debt securities will mature or the method of determining such date or dates;

          (4) the rate or rates, which may be fixed, variable or zero, at which such debt securities will bear interest, if any, or the method of calculating such rate or rates;

          (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

          (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor and whether we may elect to extend or defer such interest payment dates;

          (7) the place or places where principal of, premium, if any, and interest, if any, on such debt securities may be redeemed, in whole or in part, at our option;

          (8) our obligation, if any, to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligations;

          (9) the denominations in which such debt securities are authorized to be issued;

          (10) the currency or currency unit for which such debt securities may be purchased or in which debt securities may be denominated or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

          (11) if the amount of payments of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to an index based on a currency or currencies other than that in which such debt securities are stated to be payable, the manner in which such amount shall be determined;

          (12) if the amount of payments of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which such amount shall be determined;

          (13) if other than the entire principal amount, the portion of the principal amount of such debt securities which will be payable upon declaration of the acceleration of the maturity of such securities or the method by which such portion shall be determined;

          (14) the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

          (15) any addition to, or modification or deletion of, any term of subordination, event of default or covenant of RGA specified in the indenture with respect to such debt securities;

          (16) the application, if any, of such means of defeasance as may be specified for such debt securities;

          (17) the terms, if any, upon which the holders may convert or exchange such debt securities into or for our common or preferred stock or other securities or property;

          (18) in the case of the subordinated and junior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus; and

          (19) whether the provisions relating to extension or deferral of interest payment dates described in this prospectus will apply to the debt securities;

          (20) any other special terms pertaining to such debt securities. (Section 3.1 of each indenture).

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     None of our shareholders, officers or directors, past, present or future, will have any personal liability in respect of our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

FORM AND DENOMINATIONS

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

GLOBAL DEBT SECURITIES

     Unless otherwise specified in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

     Special Investor Considerations for Global Securities. Our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

     An investor should be aware that when debt securities are issued in the form of global securities:

     - the investor cannot have debt securities registered in his or her own name;

     - the investor cannot receive physical certificates for his or her debt securities;

     - the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

     - the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

     - the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security; and

     - the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

     Neither we nor the trustees have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

     Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor's bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

     The special situations where a global security is terminated are:

     - when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

     - when an event of default on the debt securities has occurred and has not been cured; or

     - when and if we decide to terminate a global security. (Section 3.4 of each indenture).

     A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

ORIGINAL ISSUE DISCOUNT SECURITIES

     Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

INDEXED SECURITIES

     If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

FOREIGN CURRENCIES

     If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

OPTIONAL REDEMPTION, PREPAYMENT OR CONVERSION IN CERTAIN EVENTS

     The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of RGA, will provide:

          (1) a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of RGA's securities or the ability to obtain additional financing in the future;

          (2) a statement that RGA will comply with any applicable provisions of the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by RGA, including, if such debt securities are convertible, Rule 13e-4;

          (3) a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

          (4) a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

          (5) a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of RGA;

          (6) a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

          (7) a discussion of any definition of "change of control" contained in the applicable indenture.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

PAYMENT OF INTEREST WITH RESPECT TO REGISTERED DEBT SECURITIES

     Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

TRANSFER AND EXCHANGE

     Unless otherwise indicated in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

CONSOLIDATION, MERGER, CONVEYANCE, SALE OF ASSETS AND OTHER TRANSFERS

     We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

     - immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

     Unless a prospectus supplement relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

          (1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

          (2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

          (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

          (4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

          (5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

     - redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

     Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

     Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the senior indenture;
Article XVIII of the subordinated and junior subordinated indentures).

MODIFICATION OR AMENDMENT OF THE INDENTURES

     Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

          (1) to evidence the succession of another corporation to our rights and the assumption by such successor of our covenants contained in each indenture;

          (2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

          (3) to add any additional events of default;

          (4) to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

          (5) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

          (6) to provide security for or guarantee of the debt securities;

          (7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

          (8) to establish the form or terms of debt securities in accordance with each indenture;

          (9) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

          (10) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

          (11) in the case of the subordinated and the junior subordinated indentures, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).

     Supplemental Indentures With Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

     However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

          (1) conflict with the required provisions of the Trust Indenture Act;

          (2) except as described in any prospectus supplement:

           - change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

           - reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

           - change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

           - change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

           - reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

           - impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

           - limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

           - adversely affect the right to convert any debt security into shares of our common stock if so provided;

          (3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

          (4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

     It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

     A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

SUBORDINATION UNDER THE SUBORDINATED INDENTURE AND THE JUNIOR SUBORDINATED INDENTURE

     In the subordinated and junior subordinated indentures, RGA has covenanted and agreed that any subordinated or junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated and junior subordinated indentures). Unless otherwise indicated in the applicable prospectus supplement, the subordinated and junior subordinated indentures define the term

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

"senior indebtedness" with respect to each respective series of subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

     - all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

     - amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated and junior subordinated indentures).

     Unless otherwise indicated in the applicable prospectus supplement, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

     - RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

     - an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the subordinated and junior subordinated indentures).

     Unless otherwise indicated in the applicable prospectus supplement, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

     - any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

     - any assignment by RGA for the benefit of creditors; or

     - any other marshaling of the assets of RGA.

     Unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated or junior subordinated debt securities are in the form of RGA's securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the subordinated and junior subordinated indentures). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the subordinated and junior subordinated indentures).

     Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated and junior subordinated indentures).

     Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA's creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the junior subordinated indenture).

     The subordinated and junior subordinated indentures provide that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated and junior subordinated indentures). The prospectus supplement relating to such subordinated or junior subordinated debt securities would describe any such change.

     If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The subordinated and junior subordinated indentures place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. At June 30, 2003, RGA had a carrying value of approximately $377.0 million of long-term indebtedness, including approximately $37.6 million of outstanding long-term indebtedness of our subsidiaries. The indebtedness of our subsidiaries would effectively rank senior to all of RGA's senior, subordinated and junior subordinated debt securities. The remaining $339.4 million of our outstanding long-term indebtedness would rank equally with the senior debt securities and prior in right of payment to the subordinated and junior subordinated debt securities. At June 30, 2003, RGA had a carrying value of approximately $158.2 million of debt which would rank equal to or junior in right of payment to the subordinated or junior subordinated debt securities.

EVENTS OF DEFAULT

     An event of default with respect to any series of debt securities issued under each of the indentures means:

     - default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

     - default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

     - default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

     - default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

     - certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

     - any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

     Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

     If an event of default occurs in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. However, with respect to any debt securities issued under the subordinated or junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated and junior subordinated indentures. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

     The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

     Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

     Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).
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

     Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

DEFEASANCE; SATISFACTION AND DISCHARGE

     Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section
15.1 of each indenture).

     At our option, we may choose either one of the following alternatives:

     - We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as "legal defeasance."

     - Alternatively, we may omit to comply with the covenants described under the heading "-- Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers" and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as "covenant defeasance."

     In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

     In addition, with respect to the subordinated and junior subordinated indentures, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture" above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated or junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated and junior subordinated indentures).

     Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

     "U.S. Government Obligations" means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of each indenture).

     We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.

     There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Section 15.1 of each indenture).

CONVERSION OR EXCHANGE

     Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of each indenture).

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

REGARDING THE TRUSTEE

     We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will be the trustee under the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

     There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

     If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of each indenture).

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

                      DESCRIPTION OF CAPITAL STOCK OF RGA

     The following is a summary of the material terms of our capital stock and the provisions of our Second Restated Articles of Incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading "Where You Can Find More Information" beginning on page 2.

GENERAL

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     All of our outstanding shares of common stock are fully paid and nonassessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

     We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. At our annual meeting of shareholders on May 23, 2001, our shareholders, including MetLife, adopted a proposal authorizing our board of directors to approve, during the three years following the date of the shareholder meeting, any sales to MetLife or its affiliates of our equity securities, including our common stock or other securities convertible into or exercisable for our common stock, in which the number of shares will not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of our common stock. Any such sale would be on substantially the same terms as a sale to unaffiliated third parties. The shareholder approval was obtained to comply with applicable New York Stock Exchange rules regarding issuances of common equity to a substantial shareholder such as MetLife.

     Mellon Investor Services LLC, Ridgefield Park, New Jersey is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "RGA."

PREFERRED STOCK

     Our articles of incorporation vests our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

     - the specific designation of the shares of the series;

     - the consideration for which the shares of the series are to be issued;

     - the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

     - the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

     - the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of our assets;

     - from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

     - whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

     - if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

     - any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

     All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

     The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

     Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. Before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

     Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

     Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

     Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities to the extent set forth in the applicable prospectus supplement.

     Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

     Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

     - increase or decrease the aggregate number or par value of authorized shares of the class or series;

     - create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

     - increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

     - alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

     Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

     Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

     As described under "Description of Depositary Shares of RGA," we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also "-- Certain Charter and Bylaw Provisions" below.

SERIES A PREFERRED STOCK

     Our board has authorized the issuance of 500,000 shares of preferred stock as Series A junior participating preferred stock in connection with its adoption of a shareholder rights plan that has expired. We designed the dividend, liquidation, voting and redemption features of the Series A preferred stock so that the value of one two hundred twenty fifth (1/225th) of a share of Series A preferred stock approximates the value of one share of common stock. Shares of Series A preferred stock could only be purchased, if at all, during the term of the rights agreement and are therefore no longer available for purchase. Each share of the Series A preferred stock:

     - is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

     - will have a preferential dividend in an amount equal to the greater of $1.00 and 225 times any dividend declared on each share of common stock;

     - in the event of liquidation, will entitle its holder to (1) receive a preferred liquidation payment equal to $100, plus the amount of any accrued and unpaid dividends, and (2) following payment of a specified amount to the holders of the common stock, to participate in any further distributions of the RGA's remaining assets;

     - will have 225 votes, voting together with our common stock and any other capital stock with general voting rights; and

     - in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 225 times the amount and type of consideration received per share of common stock.

     The rights of the Series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. No shares of the Series A preferred stock are outstanding, and we do not intend to issue any of these shares.

CERTAIN CHARTER AND BYLAW PROVISIONS

     Our articles of incorporation and bylaws:

     - provide for a classified board of directors;

     - limit the right of shareholders to remove directors or change the size of the board of directors;

     - limit the right of shareholders to fill vacancies on the board of directors;

     - limit the right of shareholders to act by written consent and to call a special meeting of shareholders or propose other actions;

     - require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal the provisions of our articles of incorporation and bylaws; and

     - provide that the bylaws may be amended only by the majority vote of the entire board of directors.

     Shareholders will not be able to amend the bylaws without first amending the articles of incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of RGA. Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and

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

bylaws. If you would like to read our articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.

 SIZE OF BOARD

     Our articles of incorporation provide that the number of directors to constitute the board of directors is ten, and hereafter the number of directors will be fixed from time to time as provided in our bylaws. Our bylaws provide for a board of directors of at least three directors and permit the board of directors to increase or decrease the number of directors. In accordance with our bylaws, our board of directors has fixed the number of directors at eleven. Three of our directors left the Board during 2002, and one resigned in 2003. The Board has not filled the vacancies created by these departures, and currently there are seven directors. Our articles of incorporation further provide that our bylaws may be amended only by majority vote of our entire board of directors.

 ELECTION OF DIRECTORS

     In order for one of our shareholders to nominate a candidate for director, our articles of incorporation require that such shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 60 days nor more than 90 days before the meeting, but if we give less than 70 days' notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting. The notice must describe various matters regarding the nominee, including the nominee's name, address, occupation, and shares held. Our articles of incorporation do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

 CLASSIFIED BOARD

     Our articles of incorporation and bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

 REMOVAL OF DIRECTORS

     Missouri law provides that, unless a corporation's articles of incorporation provide otherwise, the holders of a majority of the corporation's voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only "for cause" and with the approval of the holders of 85% of RGA's voting stock.

 FILLING VACANCIES

     Missouri law further provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, all vacancies on a corporation's board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our articles of incorporation provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies (although less than a quorum).

 LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT

     As required by Missouri law, our bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.

 LIMITATIONS ON CALLING SHAREHOLDER MEETINGS

     Under our articles of incorporation shareholders may not call special meetings of shareholders or require our board to call a special meeting of shareholders, and only a majority of our entire board of directors, our chairman of the board or our president may call a special meeting of shareholders.

 LIMITATIONS ON PROPOSALS OF OTHER BUSINESS

     In order for a shareholder to bring a proposal before a shareholder meeting, our articles of incorporation require that the shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days' notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.

     Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

 ANTI-TAKEOVER EFFECTS OF PROVISIONS

     The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit RGA and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

     The provision of our bylaws which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of RGA from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, a shareholder cannot force a shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders.

     These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board's consent, and thus reduce the vulnerability of RGA to an unsolicited takeover proposal. These provisions enable RGA to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of RGA and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of RGA and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

MISSOURI STATUTORY PROVISIONS

     Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

 BUSINESS COMBINATION STATUTE

     Missouri law contains a "business combination statute" which restricts certain "business combinations" between us and an "interested shareholder," or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such

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

transaction or the interested shareholder's acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

     The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.

     The statute also provides that, after the expiration of such five year period, business combinations are prohibited unless:

     - the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

     - the business combination satisfies certain detailed fairness and procedural requirements.

     A "business combination" includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An "interested shareholder" generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation's voting stock.

     A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. However, our board of directors adopted a resolution approving the acquisition of beneficial ownership by MetLife as an "interested shareholder," thereby rendering the statute inapplicable to MetLife.

     The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

 CONTROL SHARE ACQUISITION STATUTE

     Missouri also has a "control share acquisition statute." This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

     In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

     Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

     - good faith gifts;

     - transfers in accordance with wills;

     - purchases made in connection with an issuance by us;

     - purchases by any compensation or benefit plan;

     - the conversion of debt securities;

     - mergers involving us which satisfy other specified requirements of the General and Business Corporation Law of Missouri;
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

     - transactions with a person who owned a majority of our voting power within the prior year, or

     - purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder.

     A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We amended our bylaws to provide that the control share acquisition statute shall not apply to control share acquisitions of our capital stock.

 TAKEOVER BID DISCLOSURE STATUTE

     Missouri's "takeover bid disclosure statute" requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

 INSURANCE HOLDING COMPANIES ACT

     We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance. Missouri law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

                    DESCRIPTION OF DEPOSITARY SHARES OF RGA

     The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading "Where You Can Find More Information" beginning on page 2.

GENERAL

     We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

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

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

     The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

CONVERSION AND EXCHANGE

     If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

REDEMPTION OF DEPOSITARY SHARES

     If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder's depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

RECORD DATE

     Subject to the provisions of the deposit agreement, whenever

     - any cash dividend or other cash distribution becomes payable,

     - any distribution other than cash is made,

     - any rights, preferences or privileges are offered with respect to the preferred stock,

     - the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

     - the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

     - who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

     - who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any

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

other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

MISCELLANEOUS

     Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

     The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See "-- Amendment and Termination of the Deposit Agreement" above.

                         DESCRIPTION OF WARRANTS OF RGA

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

     - the title of the warrants;

     - the aggregate number of warrants offered;

     - the price or prices at which the warrants will be issued;

     - the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

     - the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

     - the dates or periods during which the warrants are exercisable;

     - the designation and terms of any securities with which the warrants are issued as a unit;

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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

     - any minimum or maximum amount of warrants that may be exercised at any one time;

     - any terms relating to the modification of the warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

     Warrants issued for securities other than our debt securities, common stock or preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

     The applicable prospectus supplement will describe the specific terms of any warrant units.

     The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information" beginning on page 2 above.

                    DESCRIPTION OF PURCHASE CONTRACTS OF RGA

     As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA Trust at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

     The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

     - The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

     - The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

     - The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

     - The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

     - Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

     - The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

     - The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

     - The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

     The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading "Where You Can Find More Information" beginning on page 2 above.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

     - the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

     - a description of the terms of any unit agreement governing the units;

     - a description of the provisions for the payment, settlement, transfer or exchange of the units; and

     - whether the units will be issued in fully registered or global form.

     The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading "Where You Can Find More Information" beginning on page 2 above.

             DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

     Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust's property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions
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

as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement.

     The prospectus supplement relating to the preferred securities of the applicable RGA trust will provide specific terms, including:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issuable by the RGA trust;

     - the annual distribution rate, or method of determining the rate, for preferred securities issued by the RGA trust and the date or dates upon which distributions will be payable; provided, however, that distributions on the preferred securities will, subject to any deferral provisions and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the preferred securities as of a record date in each quarter during which the preferred securities are outstanding and any provisions relating to the resetting or adjustment of the distribution rate;

     - any right of the RGA trust to defer quarterly distributions on the preferred securities as a result of an interest deferral right exercised by us on the junior subordinated debt securities held by the RGA trust;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the RGA trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the RGA trust;

     - the obligation or option, if any, of the RGA trust to purchase or redeem preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities will be purchased or redeemed, in whole or in part, under this obligation or option with the redemption price or formula for determining the redemption price to be specified in the applicable prospectus supplement;

     - the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the amended and restated trust agreement;

     - the terms and conditions, if any, upon which junior subordinated debt securities held by the RGA trust may be distributed to holders of preferred securities;

     - whether such preferred securities are convertible into our common stock, and the terms of any such conversion, including whether we have the option to convert such preferred securities into cash instead of common stock;

     - the title or designation and terms of any securities with which the preferred securities are issued as a unit; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of preferred securities consistent with the amended and restated trust agreement or applicable law.

     All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under "Description of the Preferred Securities Guarantees of RGA." The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

     Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

     The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under "minority interest." We will include in a footnote to our audited financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust's preferred securities will have the right to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

     - direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

     If such a default occurs and the event is attributable to RGA's failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder's rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

     The descriptions of the preferred securities in this prospectus and any prospectus supplement are summaries of the material provisions of the applicable amended and restated trust agreement. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable amended and restated trust agreement because it, and not the summaries, defines your rights as holders of the preferred securities. For more information, please review the form of the applicable agreements, which will be filed with the SEC promptly after the offering of preferred securities and will be available as described under the heading "Where You Can Find More Information" beginning on page 2 above.

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

           DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading "Where You Can Find More Information" above. The following is a summary of the material terms of the guarantees. You should refer to the provisions of the form of guarantee, a copy of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act. Each guarantee will be held by the preferred securities guarantee trustee for the benefit of the holders of the preferred securities of the applicable RGA trust.

     Unless otherwise specified in the applicable prospectus supplement, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

     - any accumulated and unpaid distributions that are required to be paid on the preferred securities;

     - the redemption price for any preferred securities called for redemption by the RGA trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of

          (i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

          (ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

     We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

COVENANTS OF RGA

     Unless otherwise specified in the applicable prospectus supplement, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then we will not:

     - declare or pay any dividend on, make any other distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, except:

          (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase our capital stock;

          (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

          (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

          (4) dividends or distributions in our capital stock, or rights to acquire our capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

          (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank junior to the subordinated debt securities issued to the applicable RGA trust; and

     - make any guarantee payments regarding the foregoing, other than under a guarantee of the payment obligations of an RGA trust with respect to preferred securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

     If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder's proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of

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

one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

     We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

TERMINATION

     Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

     - upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

     - upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

     - upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

     Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

STATUS OF THE GUARANTEES

     The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement, will rank as follows:

     - subordinated and junior in right of payment to all of RGA's present and future liabilities, including subordinated debt securities issued under RGA's subordinated indenture and described above under "Description of Debt Securities of RGA -- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture," except those liabilities made equivalent by their terms;

     - equivalently with:

          (1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

          (2) the applicable junior subordinated debt securities; and

          (3) any other liabilities or obligations made equivalent by their terms; and

     - senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

     The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

EXPENSE AGREEMENT

     We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

GOVERNING LAW

     The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

      EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA's junior subordinated debt securities.

     As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

     - the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

     - the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

     - RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

     - the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

     Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under "Description of the Preferred Securities Guarantees of RGA." If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA's obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

     If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

     RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees of RGA."

     Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     We or any RGA trust may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; and

     - directly by us to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Agents designated by us or the applicable RGA trust may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the applicable RGA trust to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If the securities are sold by means of an underwritten offering, we and the applicable RGA trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

     If a dealer is utilized in the sale of the securities, we or the applicable RGA trust will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

     We or the applicable RGA trust may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

     We or the applicable RGA trust may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and nature of the underwriters' obligations in the related supplement to this prospectus.

     Agents, underwriters and dealers may be entitled under relevant agreements with us or the applicable RGA trust to indemnification by us or the applicable RGA trust against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

     Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, purchase contracts or units on an exchange, and the applicable RGA trust may elect to list any series of preferred securities on an exchange, but neither we nor the trusts will be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or an RGA trust in the ordinary course of business.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

     The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us or the applicable RGA trust. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the applicable RGA trust and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us or the applicable RGA trust, we or the applicable RGA trust may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries or an RGA trust in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we or the applicable RGA trust may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us or the applicable RGA trust at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us or the applicable RGA trust.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, James
E. Sherman, Esq., General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock, preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP, St. Louis, Missouri, will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Sherman is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. John C. Danforth, a partner of Bryan Cave LLP, is on the Board of Directors of MetLife, our majority shareholder. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules as of and for the three-year period ended December 31, 2002 incorporated in this prospectus by reference from RGA's Current Report on Form 8-K dated and filed on August 25, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               10,500,000 Shares

                      (REINSURANCE GROUP OF AMERICA LOGO)

                                  Common Stock

                          ----------------------------
                             PROSPECTUS SUPPLEMENT
                                          , 2003
                          ----------------------------

GOLDMAN, SACHS & CO.                                             LEHMAN BROTHERS

                            BEAR, STEARNS & CO. INC.

KEEFE, BRUYETTE & WOODS, INC.
               A.G. EDWARDS & SONS, INC.
                               BANC OF AMERICA SECURITIES LLC
                                           DEUTSCHE BANK SECURITIES
                                                     BNY CAPITAL MARKETS, INC.